EXHIBIT 10.2

Execution Version

SUBSCRIPTION AND EXCHANGE AGREEMENT
BY AND AMONG
Comtech Telecommunications Corp.

AND
THE ENTITIES LISTED ON EXHIBIT B HERETO
Dated as of June 17, 2024

TABLE OF CONTENTS

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EXHIBITS

Exhibit A Defined Terms	A-1

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SUBSCRIPTION AND EXCHANGE AGREEMENT

This SUBSCRIPTION AND EXCHANGE AGREEMENT dated as of June 17, 2024 (this “Agreement”), is by and among Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and the entities that are listed on Exhibit B attached hereto (each, an “Investor” and collectively, the “Investors”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A attached hereto.

WHEREAS, the Company and certain of the Investors previously entered into that certain Subscription Agreement, dated as of October 18, 2021 (the “Subscription Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, the Company issued and sold to certain of the Investors, and certain of the Investors purchased from the Company, 100,000 shares of Series A Preferred Stock;

WHEREAS, the Company and certain of the Investors previously entered into that certain Exchange Agreement, dated as of December 13, 2023 (the “Exchange Agreement”), pursuant to which certain Investors exchanged all Series A Preferred Stock owned by such Investors for an equal number of shares of Series A-1 Preferred Stock;

WHEREAS, the Company and the Investors previously entered into that certain Subscription and Exchange Agreement, dated as of January 22, 2024 (the “Subscription and Exchange Agreement”), pursuant to which certain Investors, as applicable, (i) purchased 45,000 shares (the “Purchased Series B Shares”) of Series B Preferred Stock, (ii) exchanged all Series A-1 Preferred Stock owned by such Investors for 115,721.22 shares (the “Exchanged Series B Shares”) of Series B Preferred Stock and (iii) received 5,400 shares (the “Additional Series B Shares”) of Series B Preferred Stock (the Purchased Series B Shares, the Exchanged Series B Shares and the Additional Series B Shares, collectively, the “Exchanged Shares”) in exchange for certain expense reimbursements;

WHEREAS, the Company has authorized a new series of its preferred stock titled the “Series B-1 Convertible Preferred Stock,” par value $0.10 per share (the “Series B-1 Preferred Stock”), in an aggregate number of 171,827.05 shares;

WHEREAS, those Investors who own Series B Preferred Stock severally and not jointly desire to, as applicable, (i) exchange the Purchased Series B Shares owned by them for the number of shares set forth opposite their name on Exhibit B attached hereto (the “2024 Exchange Shares”) of Series B-1 Preferred Stock, (ii) exchange the Exchanged Series B Shares owned by them for the number of shares set forth opposite their name on Exhibit B attached hereto (the “2021 Exchange Shares”) of Series B-1 Preferred Stock, (iii) exchange the Additional Series B Shares owned by them for the number of shares set forth opposite their name on Exhibit B attached hereto (the “January Additional Shares”) of Series B-1 Preferred Stock (such exchange, the “Exchange”) and (iv) receive the number of additional shares set forth opposite their name on Exhibit B attached hereto (the “June Additional Shares” and, together with the January Additional Shares, the “Additional Shares”; the 2024 Exchange Shares, the 2021 Exchange

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Shares, and the Additional Shares, collectively, the “Issued Shares”), in each case, as set forth next to their name on Exhibit B attached hereto and on the terms hereinafter set forth;

WHEREAS, the Investors and the Company intend that the Exchange qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code and a reclassification within the meaning of Rule 16b-7 promulgated under the Exchange Act; and

WHEREAS, at the Closing, as a condition of and inducement to the Investors willingness to enter into this Agreement, (a) the Company and the Investors will enter into the Registration Rights Agreement, and (b) the Company and the Investors will each enter into a Voting Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.

SUBSCRIPTION AND EXCHANGE OF SHARES

Section 1.1            Subscription and Exchange. On the terms set forth in this Agreement and subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article V, at the Closing, (A) the Investors shall exchange and deliver to the Company (i) the Purchased Series B Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the 2024 Exchange Shares, (ii) the Exchanged Series B Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the 2021 Exchange Shares and (iii) the Additional Series B Shares, and in exchange therefor the Company hereby agrees to issue and deliver to such Investors the January Additional Shares, and (B) the Company hereby issues, conveys and delivers to the Investors the June Additional Shares, in each case, free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind (other than Permitted Liens). The Series B-1 Preferred Stock shall have the rights, powers, preferences and privileges set forth in the Certificate of Designations (the “Certificate of Designations”) attached hereto as Exhibit C.

Section 1.2            Closing. On the terms set forth in this Agreement, the closing of the issuance of the Issued Shares in exchange for the Exchanged Shares and other consideration, the receipt of which is hereby acknowledged (collectively, the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on the date hereof or at such other times as the Company and the Investors may agree in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 1.3            Closing Deliverables. At the Closing:

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(a)               each Investor shall, severally and not jointly, (i) deliver or cause to be delivered its respective Exchanged Shares to the Company for cancellation and (ii) deliver to the Company a duly executed counterpart to the Registration Rights Agreement, and (iii) deliver to the Company a duly executed counterpart to the Voting Agreement; and

(b)               the Company shall (i) issue and deliver to each Investor evidence reasonably satisfactory to such Investor of the issuance of the applicable Issued Shares in the name of such Investor by book-entry on the books and records of the Company, (ii) file the Certificate of Designations with the Secretary of State of the State of Delaware and provide evidence of such filing to the Investors, (iii) deliver to the Investors a duly executed counterpart to the Registration Rights Agreement and (iv) deliver to the Investors a duly executed counterpart to the Voting Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date of this Agreement, as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (a) set forth in the SEC Documents (other than disclosures in the “Risk Factors” or “Forward Looking Statements” sections or similarly captioned sections of any such filings) and (b) set forth on Exhibit E (the “Disclosure Schedule”) (all such exceptions disclosed in the Disclosure Schedule being numbered to correspond to the applicable Section of this Article II, provided, however, that any such exception shall be deemed to be disclosed with respect to each other representation or warranty to which the relevance of such exception is reasonably apparent on the face of such disclosure):

Section 2.1            Organization and Power.

(a)               The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease its properties and to carry on its business as presently conducted, except (other than with respect to the Company’s valid existence and good standing) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)               Each of the Company’s Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing (where such concept is recognized under applicable law) under the laws of the jurisdiction of its incorporation or formation (as applicable), except, with respect only to each Subsidiary of the Company that

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would not constitute a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X (17 C.F.R. Part 210)), where the failure to be so existing and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries has all requisite corporate, limited liability company, partnership or other entity power and authority necessary to own or lease its properties and to carry on its business as presently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2            Authorization, Etc.

(a)               The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and for the due authorization, issuance and delivery of the Issued Shares and the reservation, issuance and delivery of the Conversion Shares (as defined below).

(b)               The authorization, execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby, and the consummation by the Company of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designations and the issuance of the Issued Shares and the Conversion Shares do not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation, Bylaws and Certificate of Designations; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (x) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any material contract, mortgage or credit agreement to which the Company or any of its Subsidiaries is a party; (y) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation; or (z) result in the creation of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a governmental authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws.

(c)               No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the issuance of the Issued Shares or Conversion Shares. This Agreement has been, and the other agreements contemplated hereby, at the Closing will be, duly

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executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement and the other agreements contemplated hereby will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the issuance of the Issued Shares (or the Conversion Shares) to the Investors or the Transfer thereof to its Permitted Transferees in accordance with this Agreement, without any further action on the part of the stockholders of the Company or the Board of Directors.

Section 2.3            Government Approvals. No consent, approval or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, or in connection with the issuance of the Issued Shares and the Conversion Shares, except for (a) the filing of the Certificate of Designations and Certificate of Elimination (as defined below) with the Secretary of State of the State of Delaware; (b) those which have already been made or granted, including the approval of the listing of the Conversion Shares with the Nasdaq Stock Market; (c) the filing of a Form D and current report on Form 8-K with the SEC; and (d) filings with applicable state securities commissions.

Section 2.4            Authorized and Outstanding Stock.

(a)               The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.10 par value per share (“Common Stock”), and 2,000,000 shares of preferred stock, $0.10 per value per share (“Preferred Stock”). Of such Preferred Stock, (i) no shares are designated as the Series A Preferred Stock, (ii) no shares are designated as Series A-1 Preferred Stock, (iii) 166,122 shares are designated as Series B Preferred Stock and (iv) upon the filing of the Certificate of Designations with the Secretary of the State of Delaware, 171,827.05 shares will be designated as Series B-1 Preferred Stock. The Company does not have any other issued and outstanding shares of Preferred Stock. Following the filing of the Certificate of Elimination, no shares of Preferred Stock will be designated as Series B Preferred Stock and all 166,122 shares of previously designated shares of Series B Preferred Stock will return to their status as authorized Preferred Stock available for issuance.

(b)               The Company’s Quarterly Report on Form 10-Q for the three months ended January 31, 2024, as filed with the SEC on March 18, 2024, as amended on March 22, 2024, accurately sets forth as of such date (i) the shares of Common Stock issued and outstanding, (ii) the shares of Common Stock held by the Company as treasury shares, (iii) the shares of Common Stock reserved for issuance upon the exercise of outstanding options to

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purchase Common Stock or in connection with the settlement of outstanding vested or unvested restricted stock units or performance shares awards issued pursuant to the Stock Plans or the vesting of outstanding unvested restricted stock units not issued pursuant to the Stock Plans (assuming, in the case of any awards that are subject to the attainment of performance goals, that applicable performance goals are attained at the maximum level) and (iv) the shares of Common Stock purchased by employees of the Company under the Company’s employee stock purchase plan. As of immediately prior to the date hereof, zero shares of Series A Preferred Stock were issued and outstanding, zero shares of Series A-1 Preferred Stock were issued and outstanding and 166,121.22 shares of Series B Preferred Stock were issued and outstanding. As of the date hereof, there are 28,493,147 shares of Common Stock issued and outstanding.

(c)               All of the issued and outstanding shares of Common Stock and Series B-1 Preferred Stock of the Company are, and when issued in accordance with the terms hereof, the Issued Shares will be, duly authorized and validly issued and fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Issued Shares (the “Conversion Shares”) have been reserved for issuance and, when issued upon conversion thereof in accordance with the terms of the Certificate of Designations in accordance with their terms will be validly issued and fully paid and non-assessable and will not be subject to any preemptive right or any restrictions on transfer under applicable law or any contract to which the Company is a party, other than those under applicable state and federal securities and antitakeover laws, this Agreement and the Registration Rights Agreement. When issued in accordance with the terms hereof, the Issued Shares and the Conversion Shares will be free and clear of all liens (other than Permitted Liens).

(d)               Except as otherwise expressly described in this Agreement and the Certificate of Designations, and the warrants initially issued to certain lenders under the Existing Credit Agreement: (i) no subscription, warrant, option, convertible security or other right issued by the Company to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock; (iii) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no agreements between the Company and any holder of its capital stock relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to any preemptive right granted by the Company with respect to the issuance of any capital stock of the Company.

Section 2.5            Subsidiaries. The Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, other than Permitted Liens, all of the issued and outstanding capital stock or equity interests of each of its Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Subsidiaries has been duly authorized and validly issued, and in the case of corporations, is fully paid and non-assessable. There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of

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first refusal or similar rights for the purchase or acquisition from any of the Company’s Subsidiaries of any securities of such Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.

Section 2.6            Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.5 (Investment Representations), the offer, issuance and exchange of the Issued Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.7            SEC Documents; Financial Information. Since August 1, 2021, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act except, in the case of clause (b), where the failure to file has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as of their respective dates in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC), and present fairly in all material respects as of their respective dates the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in such Financial Statements or the notes thereto and subject, in the case of the unaudited financial statements, to normal and recurring year-end and audit adjustments). There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable law to be disclosed by the Company in its SEC Documents and is not so disclosed. Since July 31, 2023 through the date hereof, no event has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect. The Company satisfies the “registrant requirements” for use of Form S-3 set forth in General Instruction I.A to Form S-3 promulgated by the SEC. The Company and its Subsidiaries do not have any liabilities or obligations that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (accrued,

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absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s most recent consolidated balance sheet included in the SEC Documents, (ii) that were incurred after the date of the Company’s most recent consolidated balance sheet included in the SEC Documents in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated by this Agreement, (iv) that have been discharged or paid prior to the date of this Agreement, or (v) as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.8            Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 2.9            Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure.

Section 2.10        Litigation. There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties or assets of the Company or any of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries which, in any such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.11        Compliance with Laws; Permits. The Company and its Subsidiaries are in compliance with all applicable laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits and licenses of governmental authorities that are required to conduct their business as currently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 2.12        Taxes. The Company and each of its Subsidiaries has filed all Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension) and has timely paid all Taxes required to be paid (whether or not shown as due on a Tax Return), except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not, and it has never been, a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the Internal Revenue Service all statements, if any, that are required under Section 1.897-2(h) of the Treasury Regulations. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. There is no deficiency for any material amount of taxes has been asserted or assessed by any governmental authority in writing against the Company or any Subsidiary, which deficiency has not been paid or resolved. There are no material audit or other proceeding by any governmental authority is currently in progress, pending or threatened in writing against the Company or any Subsidiary with respect to any taxes due from such entities. Neither the Company nor any of its Subsidiaries are currently contesting any material tax liability before any governmental authority.

Section 2.13        Employee and Labor Matters. Except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents, and (b) each such ERISA Document is in compliance with all applicable requirements of ERISA. None of the Company, its Subsidiaries and their respective directors, officers, employees or agents has engaged in any transaction that would reasonably be expected to subject the Company or any of its Subsidiaries, directly or indirectly, to any tax or civil penalty that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Since January 1, 2021, there have not been any strikes, labor disputes, lockouts, slowdowns or other material labor disputes against the Company or any of its Subsidiaries pending, or to the knowledge of the Company, threatened. To the knowledge of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not give rise to any right of termination or any payment right under any employment or consulting agreement to which the Company or any of its Subsidiaries is a party or any right of renegotiation on the part of any union under any collective bargaining agreement by which the Company or any of its Subsidiaries is bound.

Section 2.14        Environmental Matters. The Company and its Subsidiaries are in compliance with all applicable Requirements of Environmental Law, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received within the past three years any written notice from any Governmental Entity of any violation or

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alleged violation of any Requirements of Environmental Law in connection with their respective properties, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.15        Registration Rights. Except as provided in this Agreement or the Registration Rights Agreement or disclosed in the SEC Documents (including any prior registration rights agreements), the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

Section 2.16        Investment Company Act. The Company is not, and immediately after giving effect to the exchange and issuance, as applicable, of the Issued Shares in accordance with this Agreement and the application of the proceeds thereof will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

Section 2.17        Nasdaq. As of the date hereof, the Company’s Common Stock is listed on the Nasdaq Stock Market, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the Nasdaq Stock Market. The Company is in compliance in all material respects with applicable continued listing requirements of the Nasdaq Stock Market.

Section 2.18        Properties. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect, and for Permitted Liens. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and its Subsidiaries exclusively owns, or is validly licensed to use, or otherwise has the valid right to use, all trademarks, tradenames, copyrights, patents and other intellectual property used in, held for use in or necessary to its business as currently conducted free and clear of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind, except for Permitted Liens, and (ii) neither the use thereof, or the operation of the Company’s and its Subsidiaries businesses, by the Company and each Subsidiary infringes upon, violates or misappropriates (or has infringed upon, violated or misappropriated) the rights of any other Person. No claim or litigation regarding any trademarks, tradenames, copyrights, patents or other intellectual property owned by, used by, or held for use by the Company or its Subsidiaries (including any claims or litigations challenging the validity or enforceability thereof) is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. All (i) trademark and service mark registrations and applications, (ii) patents and patent applications, (iii) copyright registrations and applications, and (iv) domain name registrations, in each case, owned or purported to be owned by the Company or a Subsidiary, is subsisting, valid, and enforceable, except, individually or in the aggregate, as would not reasonably be expected to

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result in a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable measures to maintain and protect their right, title and interest in all intellectual property owned or purported to be owned by the Company or a Subsidiary, and the Company has maintained the confidentiality of all confidential information and trade secrets in its possession, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

Section 2.19        Privacy and Data Security. Except as would not reasonably be expected to result in a Material Adverse Effect, (a) the Company and its Subsidiaries have established written privacy policies applicable to the collection, use, disclosure, maintenance and transmission of Personal Data, (b) each of the Company and its Subsidiaries is in compliance in all material respects with their written privacy policies, contracts which impose requirements relating to the collection, processing, storage, disclosure, disposal or other handling of Personal Data, any applicable laws relating to privacy, data protection, anti-spam, personal information and similar consumer protection laws, and any applicable industry standards which impose requirements on the collection, processing, storage, disclosure, disposal or other handling of Personal Data (collectively, the “Privacy Requirements”). Except as would not reasonably be expected to result in a Material Adverse Effect, neither the operation by the Company or any of its Subsidiaries of any its websites nor the content thereof or data processed, collected, stored or disseminated by such entity in connection therewith, violates in any material respect any applicable law regarding privacy, data protection, anti-spam, personal information and similar consumer protection laws. Since January 1, 2021, none of the Company nor any of its Subsidiaries has experienced (i) incidents of unauthorized access or other security breaches, including any loss, misuse, damage, unauthorized access, unauthorized disclosure or unauthorized use of any Personal Data, or (ii) any other event that the Company or any of its Subsidiaries required a data breach notice to any Person or Governmental Entity under Privacy Requirements, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the hardware, software, databases, web sites, mobile applications, servers, workstations, routers, hubs, switches, circuits, networks, communications networks, and other information technology owned, licensed, leased or otherwise used, distributed or held for use by the Company or its Subsidiaries (i) have not, within the three (3) years prior to the date of this Agreement, malfunctioned or failed in a manner that resulted in chronic or otherwise material disruptions to the operation of the business of the Company and its Subsidiaries, and (ii) are adequate for the Company’s and its Subsidiaries’ businesses as currently conducted.

Section 2.20        Insurance. As of the date of this Agreement, the insurance policies of the Company and its Subsidiaries are in full force and effect and all premiums in respect of such insurance have been timely paid except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company believes that the insurance maintained by or on behalf of the Company and the Subsidiaries is in such amounts and against such risks as is (a) customarily maintained by companies of established repute engaged in the same or similar businesses

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operating in the same or similar locations and (b) adequate for the type of business conducted by the Company and its Subsidiaries.

Section 2.21        [Reserved].

Section 2.22        No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Investors for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries.

Section 2.23        Illegal Payments; FCPA Violations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2021, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government Official with the purpose of (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of such Governmental Entity, except, with respect to the foregoing clauses (i) through (iv), as permitted under the U.S. Foreign Corrupt Practices Act or other applicable law; (b) made any illegal contribution to any political party or candidate; (c) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any Person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law.

Section 2.24        Economic Sanctions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is not in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions laws, including applicable laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, as amended, the Iran Freedom and Counter-Proliferation Act of 2012, as amended, and any executive order issued pursuant to any of the foregoing.

Section 2.25        No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of

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any security or solicited any offers to buy any security, under circumstances that would cause this offering, issuance, and exchange for the Issued Shares, as applicable, to be integrated with prior offerings by the Company for purposes of (i) applicable federal securities laws which would require the registration of any such securities under such laws, or (ii) any applicable shareholder approval provisions of the Nasdaq Stock Market.

Section 2.26        Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

Section 2.27        Accounting. Neither any transaction contemplated herein, issuance, offer and exchange of the Issued Shares, nor any commission or fee contemplated herein or in any other transaction document shall be treated as compensatory for purposes of GAAP.

Section 2.28        No Additional Representations. Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Investors, or any of their Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Investors or any of their Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Investors and their Affiliates to rely on the representations and warranties expressly set forth in this Article II, nor will anything in this Agreement operate to limit any claim by any Investor or any of its respective Affiliates for Fraud.

Section 2.29        No Reliance on Investor Representations. The Company acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article III, neither the Investors nor any other Person, makes any express or implied representation or warranty with respect to the Investors, their Affiliates or their respective businesses, operations, assets, liabilities, employees, conditions or prospects, and the Company, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties.

Section 2.30        Holding Period. For the purposes of Rule 144 of the Securities Act, the Company hereby acknowledges and agrees that (i) the holding period of the Exchanged Shares (and the shares of Common Stock issued pursuant to the terms of the Exchanged Shares) may be tacked onto the holding period of the Issued Shares received in respect of such Exchanged Shares and (ii) it will not to take a position contrary to clause (i) above.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company as of the date of this Agreement, as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date), as to itself only, that:

Section 3.1            Organization and Power. Each Investor is a limited liability company or a limited partnership, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company, limited partnership or other entity power and authority necessary to own its properties and to carry on its business as presently conducted.

Section 3.2            Authorization, Etc.

(a)               Each Investor has all necessary limited liability company, limited partnership or other entity power and authority and has taken all necessary actions required for the due authorization, execution, delivery and performance by such Investor of this Agreement and the other agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby and thereby.

(b)               The authorization, execution, delivery and performance by each Investor of this Agreement and the other agreements contemplated hereby, and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any organizational documents of such Investor; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the other agreements contemplated hereby: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to such Investor or any material contract to which such Investor is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation.

(c)               This Agreement has been, and the other agreements contemplated hereby, at the Closing will be, duly executed and delivered by each Investor. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the other agreements contemplated hereby will each be a valid and binding obligation of each Investor enforceable against such Investor in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 3.3            Government Approvals. No consent, approval, license or authorization of, or filing with, any court or governmental authority is or will be required on the part of each

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Investor in connection with the execution, delivery and performance by such Investor of this Agreement and the other agreements contemplated hereby, except for: (a) those which have already been made or granted; (b) the filing with the SEC of a Schedule 13D or Schedule 13G to report ownership of the Issued Shares or the Conversion Shares; (c) the filing with the SEC of any filings under Section 16 of the Exchange Act; or (d) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

Section 3.4            Title. Such Investor holds of record and owns beneficially all of the Exchanged Shares set forth opposite the name of such Investor on Exhibit B, free and clear of any liens (other than Permitted Liens).

Section 3.5            Investment Representations.

(a)               Each Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)               Each Investor has been advised by the Company that the Issued Shares have not been registered under the Securities Act, that the Issued Shares will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by each Investor in this Agreement. Each Investor acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

(c)               Each Investor is acquiring the Issued Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.

(d)               By reason of its business or financial experience, each Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder.

(e)               The Company has provided to each Investor all documents and information that such Investor has requested relating to an investment in the Company. Each Investor recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the Issued Shares. Each Investor has carefully considered and has, to the extent it believes such discussion necessary, discussed with such Investor’s professional legal, tax and financial advisers the suitability of and risks relating to an investment in the Company, and each Investor has determined that an investment in the Issued Shares is a suitable investment for such Investor and that it can bear the economic risk of a total loss in respect of such investment. No Investor has relied on the Company for any

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tax or legal advice in connection with the exchange and issuance, as applicable, of the Issued Shares. In evaluating the suitability of an investment in the Company, no Investor has relied upon any representations or other information relating to the Company (other than the representations and warranties of the Company expressly set forth in Article II).

Section 3.6            No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Investor for any commission, fee or other compensation as a finder or broker because of any act by each Investor.

Section 3.7            No Covered Transaction. No Investor is a Foreign Person within the meaning of 31 C.F.R. § 800.224. No Investor’s direct or indirect participation in the transaction described in this Agreement would cause such transaction to be a “covered transaction” within the meaning of 50 U.S. Code § 4565(a)(4).

Section 3.8            No Additional Representations. Except for the representations and warranties made by the Investors (severally and not jointly) in this Article III, neither the Investors nor any other Person makes any express or implied representation or warranty with respect to the Investors, their Affiliates or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Investors, on behalf of themselves and their respective Affiliates and their respective directors, officers, employees, agents and other representatives, hereby disclaim any such other representations or warranties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Article III, nor will anything in this Agreement operate to limit any claim by the Company and its Affiliates for Fraud.

Section 3.9            No Reliance. Each Investor acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and each Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, each Investor acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and each Investor, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to each Investor or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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ARTICLE IV.

COVENANTS OF THE PARTIES

Section 4.1            Board of Directors. The Investors shall have the right to nominate one director to the Board of Directors (the “Series B-1 Director”) to the extent provided in the Certificate of Designations. In connection with the appointment of the Series B-1 Director to the Board of Directors (to the extent not already a member of the Board of Directors), the Company has entered into an Indemnification Agreement with the Series B-1 Director. For the avoidance of doubt, the Indemnification Agreement shall remain in full force and effect.

Section 4.2            Public Announcement. No later than 4:30 p.m. on June 18, 2024, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by this Agreement, including the Exhibits hereto, and attaching as exhibits any documents related to such transactions as are required by SEC rules and regulations.

Section 4.3            Restrictions on Transfer(a).

(a)               Until the earliest of (x) January 22, 2025 and (y) the Standstill Termination Date, no Investor shall Transfer any of the Issued Shares (but excluding (except as set forth in the last sentence of this Section 4.3(a)), for the avoidance of doubt, any Conversion Shares), to any Person without prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided, however, that, without the consent of the Company, each Investor may Transfer the Issued Shares (i) to a Permitted Transferee of such Investor that agrees to be bound by the terms of this Agreement (including Section 4.7) and such Investor’s Voting Agreement pursuant to a written agreement in form and substance reasonably satisfactory to the Company; (ii) in connection with bona fide financing arrangements, including, for example, pledging shares as collateral to secure a bona fide loan or other obligation, in each case entered into with a nationally recognized financial institution, and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities; provided, however, that in the event of any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure, (1) the transferee shall not be a Permitted Transferee of the Investor for purposes of Section 9(a) or Section 9(b) of the Certificate of Designations, (2) the transferee shall not Transfer (other than in a transaction described in the parenthetical in the last sentence of this Section 4.3(a)) such foreclosed Issued Shares or Conversion Shares to an Activist Investor; or (iii) following the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws. Notwithstanding the foregoing, until the earliest of (x) January 22, 2025, (y) the Standstill Termination Date and (z) the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws, no Investor shall Transfer any of the Issued Shares or any Conversion Shares issued upon conversion of any of the Issued Shares to an Activist Investor to the extent that the identity of the transaction counterparty can be reasonably ascertained (excluding any Transfers of Conversion Shares into the public market pursuant to a bona fide, broadly distributed underwritten public

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offering or Transfers through a bona fide sale to the public, which is not directed at a particular transferee, without registration effectuated pursuant to Rule 144 under the Securities Act).

(b)               In any event, Restricted Securities shall not be Transferred except upon satisfaction of the conditions specified in Section 4.4, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any attempted Transfer in violation of this Section 4.3 shall be void ab initio.

(c)               At any time between the Closing Date and the Voting Right Expiration Date, upon reasonable written notice from the Company to the Investors, the Investors will promptly provide the Company with information regarding the amount of the securities of the Company beneficially owned by each such Investor or Affiliates thereof.

(d)               This Section 4.3 shall supersede and replace Section 4.3 of the Subscription and Exchange Agreement. Section 4.3 of the Subscription and Exchange Agreement is terminated hereby.

Section 4.4            Restrictive Legends.

(a)               All Issued Shares and Conversion Shares (unless otherwise permitted by the provisions of Section 4.4(c)) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT of 1933, as amended (the “Securities Act”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED AS PERMITTED BY THE SUBSCRIPTION AND EXCHANGE AGREEMENT, DATED AS OF JUNE 17, 2024.”

(b)               In addition, for so long as the Issued Shares or the Conversion Shares are subject to the restrictions set forth in Section 4.3, each certificate representing such shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SUBSCRIPTION AND EXCHANGE AGREEMENT, DATED AS OF JUNE 17, 2024, BY AND AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SUBSCRIPTION AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”

(c)               Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the applicable Issued Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.4.

(d)               Prior to any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, the applicable Investor shall give written notice to the Company of such Investor’s intention to effect such Transfer (“Transfer Notice”). Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) any other evidence reasonably satisfactory to counsel to the Company, whereupon such Investor shall be entitled to Transfer such Restricted Securities in accordance with the Transfer Notice. Notwithstanding the foregoing, if the applicable Investor gives the Company a representation letter containing such representations as the Company may reasonably request, the Company will not require such legal opinion or such other evidence (A) in a routine sales transaction in compliance with Rule 144 under the Securities Act, or (B) in any transaction in which an Investor that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Investor or its Affiliates for no consideration. Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in Sections 4.4(a) and (b), except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of an Investor holding a certificate bearing the first such restrictive legend and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall, within two (2) Business Days of the request, remove the first such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act. If an Investor holds a certificate bearing the second restrictive legend, upon the written request of such Investor, the Company shall remove such restrictive legend from such certificate when the provisions of Section 4.3 are no longer applicable to the applicable shares represented by such certificate.

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Section 4.5            [Reserved].

Section 4.6            Financial Statements and Other Information.

(a)               If between the Closing Date and the Voting Right Expiration Date, the Common Stock is deregistered under the Exchange Act and the Company is no longer required to file periodic reports with the SEC, until the Voting Right Expiration Date, the Company shall deliver to each of the Investors:

(i)                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, its audited consolidated (and unaudited consolidating) balance sheet and audited consolidated (and unaudited consolidating) statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP consistently applied and accompanied by a narrative management’s discussion and analysis report describing the financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries; and

(ii)              as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated and consolidating balance sheet and unaudited consolidated and consolidating statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Company (or equivalent) as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and reduced footnote disclosures, and accompanied by a narrative management’s discussion and analysis report describing the financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries;

(b)               Notwithstanding the foregoing, financial statements and other reports required to be delivered pursuant to this Section 4.6 filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Investors on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

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(c)               Between the Closing Date and the Voting Right Expiration Date, the Investors or their representatives shall have the reasonable right to consult from time to time, but not more frequently than once per quarter, with the senior officers of the Company at its principal place of business or virtually (as determined by the Company) regarding operating and financial matters of the Company; provided that the exercise of such right does not materially interfere with the operations of the business of the Company and its Subsidiaries.

Section 4.7            Standstill. The Magnetar Investors and the White Hat Investors, severally and not jointly, agree that, until the earliest of (i) January 22, 2025 with respect to clause (b) below and, otherwise, January 22, 2026, (ii) the occurrence of any Insolvency Proceeding (as defined in the Existing Credit Agreement) by or against the Company or any of its Subsidiaries and (iii) the occurrence of (1) an Event of Default (as defined in the Existing Credit Agreement), or any similar event under any other indebtedness for borrowed money of the Company or any Subsidiary thereof incurred as part of a refinancing of, or substitution or exchange for, the indebtedness for borrowed money under the Existing Credit Agreement, in each case, for the avoidance of doubt, after taking into account any applicable cure periods contained in the Existing Credit Agreement or the applicable credit agreement); or (2) the acceleration of the maturity of the obligations under the Existing Credit Agreement (or under any other indebtedness for borrowed money of the Company or any Subsidiary thereof incurred as part of a refinancing of, or in substitution or exchange for, the indebtedness for borrowed money under the Existing Credit Agreement) and such acceleration has not been rescinded by the requisite holders of such indebtedness for borrowed money within seven (7) Business Days following such acceleration (the earliest of (i), (ii) and (iii), the “Standstill Termination Date”), without the prior consent, invitation, or authorization of the Company or the Company’s Board of Directors, not to:

(a)                other than pursuant to clause (b) below, acquire or agree to acquire, whether by private or open market purchase, a block trade, or a tender or exchange offer, beneficial ownership of, or any economic interest in, any right to direct the voting or disposition of, or any other right with respect to any equity securities or direct or indirect rights to acquire any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, in each case solely to the extent that, after giving effect to such acquisition or transaction, either (i) the Magnetar Investors, taken together with their respective Affiliates, would beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act), in the aggregate, greater than 19.99% of the then outstanding Common Stock or (ii) the White Hat Investors, taken together with its respective Affiliates, would beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act), in the aggregate, greater than 9.99% of the then outstanding Common Stock;

(b)               enter into any options, puts, calls, swaps or other derivative or convertible instruments, hedging contracts or other derivative securities or similar contracts or instruments in any way related to the purchase or sale of Common Stock and/or price of shares of the Common Stock;

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(c)                (i) make, publicly support or become a “participant” in (as such term is defined or used under the Exchange Act, other than solely by voting shares or complying with applicable reporting requirements under Section 13(d) of the Exchange Act) or by virtue of having a representative serving on the Company’s Board of Directors, any “solicitation” of “proxies” or consents (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) promulgated under the Exchange Act), to vote any voting securities of the Company or any securities convertible or exchangeable into or exercisable for any such voting securities, (ii) request, call or seek to call (or, for the avoidance of doubt, publicly support another Person’s request or call for) a meeting of the Company’s stockholders or action by written consent (or the setting of a record date therefor), other than of or by the holders of the Series B-1 Preferred Stock voting as a separate class for the purpose of voting or consenting to the matters on which the holders of Series B-1 Preferred Stock have the right to vote or consent to under Section 9 of the Certificate of Designations, (iii) initiate any stockholder proposal for action by the Company’s stockholders, (iv) except as contemplated by this Agreement and the Certificate of Designations, seek representation on the Board of Directors, or (v) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing prohibited actions set forth in clauses (i) through (iv); provided that nothing in this clause (c) shall restrict the voting by proxy in the ordinary course of business;

(d)               make any public announcement with respect to, offer or take any action that would reasonably be expected to require the Company to make a public announcement regarding (in each case with or without conditions, but other than a public announcement in respect of the implementation of proposals, actions or transactions approved by the Company), either alone or in concert with others, any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of more than 50% of the assets, properties or securities of the Company or any Subsidiary of the Company or any other extraordinary transaction involving the Company or any Subsidiary of the Company (it being understood that the foregoing shall not restrict a Person from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company); provided, that, nothing in this clause (d) is intended to prohibit the Investors’ compliance with applicable reporting requirements under Section 13(d) of the Exchange Act;

(e)                enter into any agreements, arrangements or understandings with any third party (including security holders of the Company) with respect to any of the foregoing clauses (a) through (d), including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party in connection with any of the foregoing (it being understood that each Investor and its Affiliates, or the Investors collectively, shall not be considered a “group” for purposes of this clause (e));

(f)                except as contemplated by this Agreement and the Certificate of Designations, request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 4.7; provided that this clause shall not prohibit the making of a confidential request to the Company seeking an amendment or waiver of the provisions of this

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Section 4.7, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person; or

(g)               purchase, sell or otherwise trade debt securities of the Company if as a result of such purchase, sale or trade such Investor beneficially owns 19.99% or more of the Company’s outstanding debt securities;

provided, however, that subject to the terms of Section 4.3 and the Voting Agreements, nothing in this Section 4.7 will (i) prevent the Investors’ designee serving on the board of directors of the Company from taking any action while acting in such designee’s capacity as a director of the Company in accordance with his or her fiduciary duties as a director, (ii) limit the ability to vote or transfer shares of Common Stock, privately make and submit to the Board of Directors any proposal that is intended to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person, but other than a public disclosure in respect of the implementation of proposals, actions or transactions approved by the Company), participate in rights offerings made by the Company to all holders of Common Stock, receive any dividends or similar distributions with respect to any securities of the Company, or tender shares of Common Stock into any tender or exchange offer or (iii) prohibit the Investors from complying with applicable reporting requirements under Section 13(d) of the Exchange Act.

This Section 4.7 shall supersede and replace Section 4.7 of the Subscription and Exchange Agreement. Section 4.7 of the Subscription and Exchange Agreement is terminated hereby. Notwithstanding anything to the contrary herein, nothing in this Section 4.7 shall limit the rights of the Investors and their Affiliates under this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Voting Agreement and/or the Warrant.

Section 4.8            Information; Confidentiality.

(a)               The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors and employees to not, and shall direct and use commercially reasonable efforts to cause its attorneys, representatives and agents to not, provide any Investor or their Affiliates (excluding the Investors’ designee serving on the Board of Directors of the Company) with any material non-public information under U.S. federal securities laws regarding the Company or any of its Subsidiaries if not specifically requested by such Investor or without the express prior consent of such Investor; provided that the Company shall have the ability to cure any inadvertent disclosure of material non-public information prohibited by this Section 4.8(a) by promptly making a public disclosure thereof.

(b)               Until the one year anniversary following the Voting Right Expiration Date, the Investors shall, and shall cause their respective Affiliates and Representatives who actually receive Confidential Information to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement or in connection with the transactions contemplated hereby (“Confidential Information”) and to use the

23

Confidential Information solely for the purposes of monitoring, administering or managing the Investors’ investment in the Company made pursuant to this Agreement; provided that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by an Investor or its Affiliates or their respective Representatives, (b) was or becomes available to an Investor or its Affiliates or their respective Representatives from a source other than the Company or its Representatives; provided that such source is reasonably believed by such Investor or such Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of an Investor or its Affiliates or their respective Representatives from a source other than the Company or any of its Subsidiaries or any of their respective Representatives, (d) was independently developed by an Investor or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information; provided that the Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any Affiliate, partner, member, limited partners, prospective partners or co-investors, or related investment fund of an Investor and its Affiliates and their respective directors, officers, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (iii) as may be reasonably determined by the Investor to be necessary in connection with the Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company, or (iv) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any Person to whom an Investor and its Permitted Transferees may disclose Confidential Information pursuant to clauses (i) and (ii) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 4.8, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company, and (y) that such Investor takes commercially reasonable steps (at the Company’s sole expense) to minimize the extent of any required disclosure described in clause (iv) of the preceding proviso.

Section 4.9            Warrants. In the event of (a) an Optional Repurchase in connection with an Asset Sale Trigger, on each applicable Optional Repurchase Date, or (b) the consummation of each repurchase pursuant to an exercise of the Asset Sale Call Right (the “Optional Call Date”), the Company agrees to issue to each Investor whose shares of Series B-1 Preferred Stock were redeemed pursuant to the Optional Repurchase or consummation of the repurchase pursuant to such Asset Sale Call Right, in each case, a warrant to purchase Common Stock in the form attached hereto as Exhibit F (each individually a “Warrant” and collectively the “Warrants”) representing the right of such Investor to acquire for a term of five (5) years and six (6) months from such issuance an initial amount of Common Stock representing the quotient of (x) the aggregate Liquidation Preference of shares of Series B-1 Preferred Stock repurchased by the Company divided by (y) the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments as set forth in the Warrant, and with an initial exercise price equal to the Conversion Price as of such Optional Repurchase

24

Date or the Optional Call Date, as applicable, in each case, subject to adjustments set forth in the Warrant.

Section 4.10        Elimination of Series B Preferred Stock Certificate of Designations. Promptly following the Closing, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”) with respect to the Certificate of Designations of the Series B Preferred Stock, and take such additional action as may be necessary to cancel the Certificate of Designations of the Series B Preferred Stock and otherwise terminate the authority of the Company to issue additional shares of, and retire, the Series B Preferred Stock.

Section 4.11        Termination of Prior Voting Agreement. Each Investor to the extent a party to a Voting Agreement dated as of January 22, 2024 by and between or among the Company and such Investor or group of affiliated Investors, as applicable, (each, a “Prior Voting Agreement”), severally and not jointly with any other Investor, hereby agrees with the Company that effective as of the date hereof, the Prior Voting Agreement to which it is a party, including all obligations thereunder, shall terminate and be of no further force or effect in its entirety without further action by any of the parties thereto and notwithstanding Section 2 thereof or anything else to the contrary in such Prior Voting Agreement.

Section 4.12        Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

ARTICLE V.

Conditions to closing

Section 5.1            Conditions to the Obligations of the Company and the Investors. The respective obligations of each of the Company and the Investors to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date, as applicable, of the following condition:

(a)               no temporary or permanent order, judgment, injunction, ruling, writ or decree of any Governmental Entity (including in respect of a claim brought by a third party) shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending, or any applicable law shall be in effect enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement (“Restraints”).

Section 5.2            Conditions to the Obligations of the Company to Effect the Closing. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or

25

waiver, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

(a)               the representations and warranties of the Investors contained in Article III shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of such date (other than those representations and warranties that address matters as of particular dates, which shall be true and correct in all material respects as of such dates); and

(b)               each of the Investors shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing.

Section 5.3            Conditions to the Obligations of the Investors to Effect the Closing. The obligations of the Investors to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the Closing Date of the following conditions:

(a)               the representations and warranties of the Company contained in Article II shall be true and correct in all respects (other than for de minimis inaccuracies) as of the Closing Date with the same effect as though made on and as of such date (other than those representations and warranties that address matters as of particular dates, which shall be true and correct as of such dates); and

(b)               the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing.

ARTICLE VI.

MISCELLANEOUS

Section 6.1            Survival. Except in the case of Fraud, the representations and warranties of the parties contained in Article II and Article III hereof made at the Closing shall survive for twelve (12) months following the Closing. All covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.

Section 6.2            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.3            Governing Law.

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(a)               This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)               Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c)               Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d)               Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such Person.

(e)               Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.4            Entire Agreement; No Third Party Beneficiary; Reclassification. This Agreement, the Certificate of Designations, the Voting Agreements, and the Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject

27

matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder. The exchange and the issuance, as applicable, of the Issued Shares constitute a reclassification within the meaning of Rule 16b-7 promulgated under the Exchange Act.

Section 6.5            Expenses. Except as otherwise expressly provided herein or in any other transaction document, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such fees, costs and expenses; provided, that at the Closing, the Company shall reimburse the Investors for expenses relating to the transactions contemplated hereby and other transactions between the Company and the Investors or their Affiliates, including, without limitation, for expenses related to the review of the Existing Credit Agreement.

Section 6.6            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Comtech Telecommunications Corp.
68 South Service Road, Suite 230

Melville, New York 11747

E-mail: don.walther@comtech.com

Attention: Don Walther

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019
E-mail: rrusso@paulweiss.com
Attention: Raphael M. Russo

If to the Investors, to the address set forth on the signature pages hereto with a copy (which shall not constitute notice) to:

Counsel to the Magnetar Investors:

Willkie Farr & Gallagher LLP

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787 Seventh Avenue
New York, NY 10019-6099
E-mail:  ehalperin@willkie.com; sewen@willkie.com
Attention: Eric Halperin; Sean Ewen

Counsel to the White Hat Investors:

Schulte Roth & Zabel LLP

919 Third Avenue
New York, NY 10022
E-mail: Eleazer.Klein@srz.com
Attention: Eleazer Klein

Section 6.7            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned in connection with a Transfer to a Permitted Transferee permitted by Section 4.3(a)(i), subject to the terms set forth therein. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.8            Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.9            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.10        Interpretation; Absence of Presumption.

(a)               For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article,

29

Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b)               With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 6.11        Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.12        Specific Performance. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13        Corporate Opportunities. Subject to the proviso set forth in the penultimate sentence of this Section 6.13, the Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Investors or their Affiliates, portfolio companies and Representatives, including the Series B-1 Director (the “Investor Group”): (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies

30

of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments; and (v) may or will, as a result of or arising from the matters referenced in this Section 6.13, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), (c) acknowledges and affirms that no member of Investor Group, including the Series B-1 Director, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Investor Group may pursue a Renounced Business Opportunity and (d) waives any claim against the Investor Group and each member thereof in connection with the foregoing, except, in the case of the foregoing clauses (b), (c) and (d), in the case of the Series B-1 Director, for any such opportunity expressly offered to the Series B-1 Director solely in his or her capacity as a director of the Company. The Company agrees that in the event that the Investor Group or any member thereof acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Investor Group and (y) the Company or its Subsidiaries, a member of the Investor Group shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries, except in the case of the Series B-1 Director, for any such opportunity expressly offered to the Series B-1 Director solely in his or her capacity as a director of the Company. To the fullest extent permitted by applicable law and except as set forth in this Section 6.13, the Company hereby waives any claim against the Investor Group and each member thereof that such member or the Investor Group is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that the Investor Group or such member of the Investor Group (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company.

Section 6.14        Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Investor will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall reasonably coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 6.14 shall not apply to any press release or other public statement made by the Company or an Investor (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement, (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Transferees or (c) is made in

31

accordance with Section 13(d) or Section 16 of the Exchange Act and the rules promulgated thereunder.

Section 6.15        Indemnification. In consideration of each Investor’s execution and delivery of this Agreement, and acquiring the applicable Issued Shares and, upon conversion of any Issued Shares, the Conversion Shares (collectively, the “Shares”), and without limiting any of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their shareholders, partners, affiliates, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents, managers, advisors or other representatives (including, without limitation, Magnetar Capital LLC and White Hat Capital Partners LP) and all of their respective shareholders, partners, affiliates, members, officers, directors and employees (collectively, the “Indemnitees” and each, an “Indemnitee”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees (including requests for plaintiffs’ attorneys’ fee), liabilities and damages, and reasonable and documented out-of-pocket expenses in connection herewith or in connection with the transactions contemplated hereby (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, arising out of, or relating to any cause of action, suit, claim, subpoena or other discovery request (and any appeals therefrom) brought or made against such Indemnitee, the Company or any of its affiliates (including any officers or directors of the Company or its affiliates) and arising out of, resulting from, or relating to the acquisition of the Shares, to the extent permitted under applicable law, and except for any claim asserted by the Company (other than a derivative action brought on behalf of the Company) or any claim asserted by any Indemnitee against any other Indemnitee. The Company shall not be liable for any settlement of any pending or threatened action or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall have the right to settle any pending or threatened action or proceeding in respect of which indemnity has been sought hereunder without the consent of any Indemnitee so long as any and all monetary payments in connection therewith are paid by the Company and such settlement (i) includes a provision unconditionally releasing the applicable Indemnitees from liability in respect thereof and (ii) contains no admission of liability on behalf of any Indemnitee in respect thereof.

(The next page is the signature page)

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The parties have caused this Subscription and Exchange Agreement to be executed as of the date first written above.

COMPANY

Comtech Telecommunications Corp.

By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer

[Signature Page to Subscription and Exchange Agreement]

INVESTORS

MAGNETAR STRUCTURED CREDIT FUND, LP
By: Magnetar Financial LLC, its general partner

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

MAGNETAR LONGHORN FUND LP
By: Magnetar Financial LLC, its investment manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

PURPOSE ALTERNATIVE CREDIT FUND - F LLC
By: Magnetar Financial LLC, its investment manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

PURPOSE ALTERNATIVE CREDIT FUND - T LLC
By: Magnetar Financial LLC, its manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

[Signature Page to Subscription and Exchange Agreement]

MAGNETAR LAKE CREDIT FUND LLC
By: Magnetar Financial LLC, its manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

MAGNETAR ALPHA STAR FUND LLC
By: Magnetar Financial LLC, its manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

MAGNETAR CAPITAL FUND II LP
By: Magnetar Financial LLC, its investment manager

By:	/s/ Karl Wachter
	Name:	Karl Wachter
	Title:	General Counsel

[Signature Page to Subscription and Exchange Agreement]

White Hat Strategic Partners LP
By: White Hat SP GP LLC, its General Partner

By:	/s/ Mark Quinlan
	Name:	Mark Quinlan
	Title:	Managing Member

White Hat Strategic Partners II LP
By: White Hat SP GP II LLC, its General Partner

By:	/s/ Mark Quinlan
	Name:	Mark Quinlan
	Title:	Managing Member

[Signature Page to Subscription and Exchange Agreement]

EXHIBIT A
DEFINED TERMS

1.        The following capitalized terms have the meanings indicated:

“Activist Investor” means, as of any date, any Person (other than an Investor or any of its Affiliates, as of the date hereof) that has been identified on the most recent “SharkWatch 50” list, or any publicly disclosed Affiliate funds of any Person.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Asset Sale Call Right” has the meaning set forth in the Certificate of Designations.

“Asset Sale Trigger” has the meaning set forth in the Certificate of Designations.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of September 26, 2017, as the same may be further amended, supplemented or restated.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 18, 2006, as the same may be further amended, supplemented or restated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” (including its correlative meanings “under common Control with,” “Controlled by” and “Controlling”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Price” has the meaning set forth in the Certificate of Designations.

“DGCL” means the General Corporation Law of the State of Delaware (as amended from time to time).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

A-1

“ERISA Documents” means all material “employment benefit plans” as defined in Section 3(3) of ERISA that are maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees and with respect to which the Company or its Subsidiaries have any liability.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” has the meaning set forth in the Certificate of Designations.

“Fraud” means actual, not constructive, common law fraud (under the laws of the State of Delaware), committed with scienter, in the making of the representations and warranties expressly given in this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Government Official” means any officer or employee of a foreign governmental authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign governmental authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other Government Official, authority or instrumentality.

“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” by any applicable law, rule, regulation or order described in the definition of “Requirements of Environmental Law,” including petroleum and any fraction thereof, and any radioactive materials and waste.

“Indemnification Agreement” means the Indemnification Agreement between the Company and the Series B-1 Director dated as of January 21, 2024.

“Investment Company Act” mean the Investment Company Act of 1940, as amended.

“Liquidation Preference” has the meaning set forth in the Certificate of Designations.

“Magnetar Investors” means Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund -

A-2

T LLC, Magnetar Lake Credit Fund LLC, Magnetar Alpha Star Fund LLC and Magnetar Capital Fund II LP.

“Material Adverse Effect” means a material adverse effect upon the financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any such effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change, development, occurrence or event affecting the industry in which the Company and its Subsidiaries operate; (b) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States or elsewhere in the world; (c) political conditions, including the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, political action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (d) any conditions resulting from the existence, occurrence, continuation or worsening of any force majeure events, including any earthquakes, floods, hurricanes, tornadoes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (e) changes in any law, rule, regulation or GAAP; (f) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (g) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (h) the announcement, execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors or any other third Person; (i) any actions taken by, or at the written request of, the Investors; and (j) any action, suit or proceeding arising from allegations of breach of fiduciary duty or otherwise relating to this Agreement or the transactions contemplated hereby by any stockholder of the Company; provided, that any of the matters described in clauses (a), (b) or (c), will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred to the extent that such matter disproportionately and adversely affects the Company and its Subsidiaries, taken as a whole, as compared with other companies operating in the industry in which the Company and its Subsidiaries operate.

“Optional Repurchase” has the meaning set forth in the Certificate of Designations.

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“Optional Repurchase Date” has the meaning set forth in the Certificate of Designations.

“Permitted Liens” means any liens incurred by the Investors or their respective Affiliates, restrictions arising under applicable federal and state securities laws, or restrictions imposed by this Agreement, the Certificate of Designations or the Registration Rights Agreement.

“Permitted Transferee” means (i) any investment fund, investment vehicle or account Controlled by any Investor or any Affiliate thereof, or (ii) any shareholder, limited partner, limited liability company member, other equityholder or Affiliate of any Investor or any such investment fund, investment vehicle or account thereof as a result of any distribution.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Personal Data” has the same meaning as “personal data,” “personal information,” or other analogous terms under Privacy Requirements, including information that allows the identification of a natural person or any data that, if it were subject to unauthorized access, would require notification under Privacy Requirements to the data subject.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement by and among the Company and the Investors, in the form attached to the Agreement as Exhibit D.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors and direct or indirect members or partners or Affiliates of the foregoing.

“Requirements of Environmental Law” means all requirements imposed by any law, rule, regulation, or order of any governmental authority which relate to (a) the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Substance, or (d) health and safety matters.

“Restricted Securities” means any equity security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such equity security will cease to be a Restricted Security upon the earliest to occur of the following events:

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(a)	such equity security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)	such equity security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such equity security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)	(i) such equity security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that such equity security is eligible for resale pursuant to clause (i) and the holder or beneficial owner of such equity security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC on or after January 1, 2021.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the preferred stock of the Company titled “Series A Convertible Preferred Stock,” par value $0.10 per share.

“Series A-1 Preferred Stock” means the preferred stock of the Company titled “Series A-1 Convertible Preferred Stock,” par value $0.10 per share.

“Series B Preferred Stock” means the preferred stock of the Company titled “Series B Convertible Preferred Stock,” par value $0.10 per share.

“Stock Plans” means the Company’s 2000 Stock Incentive Plan, as amended, and 2001 Employee Stock Purchase Plan.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more

A-5

than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Tax” and “Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, franchise, property, sales, withholding, payroll and employment taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Transfer” means, with respect to the applicable securities, any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition of such securities by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings, but excluding any conversion or exchange of securities in connection with a merger or other business combination involving the Company) or (b) grant of any option, warrant or other right to purchase such securities. The term “Transferred” shall have a correlative meaning.

“Voting Agreement” means the separate Voting Agreements by and between the Company and each of the Investors, in the form attached to the Agreement as Exhibit G.

“Voting Right Expiration Date” has the meaning set forth in the Certificate of Designations.

“White Hat Investors” means White Hat Strategic Partners LP and White Hat Strategic Partners II LP.

2.       The following terms are defined in the Sections of the Agreement indicated:

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INDEX OF TERMS

Term	Section
2021 Exchange Shares	Recitals
2024 Exchange Shares	Recitals
Additional Shares	Recitals
Agreement	Preamble
Applicable Matters	6.3(b)
Certificate of Designations	1.1
Certificate of Elimination	4.7
Chosen Court	6.3(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Confidential Information	4.6(b)
Conversion Shares	2.4(c)
Disclosure Schedule	Article II
Exchange	Recitals
Exchanged Shares	Recitals
Exchanged Series B Shares	Recitals
Financial Statements	2.7
Indemnified Liabilities	6.16
Indemnitees	6.16
Investor	Preamble
Investor Group	6.13
Issued Shares	Recitals
January Additional Shares	Recitals
June Additional Shares	Recitals
Optional Call Date	4.7
Other Investments	6.13
Preferred Stock	2.4(a)
Prior Voting Agreement	4.11
Privacy Requirements	2.19
Purchased Series B Shares	Recitals
Renounced Business Opportunity	6.13
Restraints	5.1(a)
Series B-1 Director	4.1
Series B-1 Preferred Stock	Recitals
Shares	6.16
Standstill Termination Date	4.7

A-7

Subscription and Exchange Agreement	Recitals
Transfer Notice	4.3(d)
Warrant	4.7
Warrants	4.7

A-8

Exhibit B

Investors

Investor	2024 Exchange Shares	2021 Exchange Shares	January Additional Shares	June Additional Shares	Issued Shares
Magnetar Structured Credit Fund, LP	10,580.70	25,551.25	1,438.79	1,290.46	38,861.20
Magnetar Longhorn Fund LP	6,138.60	5,647.19	469.32	420.93	12,676.04
Purpose Alternative Credit Fund - F LLC	3,178.50	17,589.63	827.00	741.74	22,336.87
Purpose Alternative Credit Fund - T LLC	510.90	2,777.31	130.94	117.44	3,536.59
Magnetar Lake Credit Fund LLC	5,678.40	41,011.60	1,859.22	1,667.53	50,216.75
Magnetar Alpha Star Fund LLC	11,961.30	-	476.30	427.20	12,864.80
Magnetar Capital Fund II LP	951.60	-	37.89	33.99	1,023.48
White Hat Strategic Partners LP	-	23,144.24	127.49	799.32	24,071.05
White Hat Strategic Partners II LP	6,000.00	-	33.05	207.22	6,240.27
Total:	45,000.00	115,721.22	5,400.00	5,705.83	171,827.05

B-1

Exhibit C

Form of Certificate of Designations

C-1

Exhibit D

Form of Amended and Restated Registration Rights Agreement

D-1

Exhibit E

Disclosure Schedule

E-1

Exhibit F

Final Form

FORM OF

WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
OF
COMTECH TELECOMMUNICATIONS CORP.

Original Issue Date: _______, __, 202_[1]	No. W-_

FOR VALUE RECEIVED, the undersigned, Comtech Telecommunications Corp., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that [_______] or any transferee, assignee or other subsequent holder hereof (the “Holder”) is entitled to subscribe for and purchase, at the Exercise Price per share, the Warrant Share Number of duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”). This Warrant is issued pursuant to that certain Subscription and Exchange Agreement, dated as of June 17, 2024, by and among the Company and the entities listed on Exhibit B of that certain Subscription and Exchange Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subscription and Exchange Agreement”). The Common Shares (as defined below) issuable hereunder (the “Warrant Shares”) are entitled to the benefits of the Registration Rights Agreement (as defined below). Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof or, if not specified in Section 8 hereof, the respective meanings ascribed thereto in the Subscription and Exchange Agreement, regardless of whether the Subscription and Exchange Agreement or the Certificate of Designations, as applicable, remains in effect as of any date of determination.

1.        Term. The right to subscribe for and purchase Warrant Shares represented hereby commences on the Original Issue Date and shall expire on the date that is five years and six months following the Original Issue Date (such period being the “Term”).

2.        Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)        Exercise of Warrant. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term by delivering to the Company (by electronic mail or otherwise in accordance with Section 11) written notice of such exercise in the form attached hereto as Exhibit A (each, an “Exercise Form”) and the applicable Exercise Price, which may be satisfied by a Cash Exercise or a Cashless Exercise (as each is defined below), for each Warrant Share as to which this Warrant is being exercised. The “Exercise Date” in respect of each exercise of this Warrant shall be defined as the date that the Exercise Form in respect of such exercise is delivered to the Company in accordance with the

1 Insert the date of the consummation of the applicable Asset Sale Put Right or Asset Sale Call Right.

terms hereof. In the event that this Warrant has not been exercised in full as of the last Business Day during the Term and the fair market value of one share of Common Stock on the Exercise Date exceeds the Exercise Price, subject to the Beneficial Ownership Limitation, the Holder shall be deemed to have exercised the purchase rights represented by this Warrant in full as a Cashless Exercise as of 4:59 p.m. (New York City time) on such last Business Day (and such last Business Day shall be deemed the Exercise Date for purposes of such exercise).

(b)        Cash Exercise. The Holder may pay the Exercise Price in respect of any Warrant Share(s) in cash (a “Cash Exercise”). In the case of a Cash Exercise, within one (1) Trading Day (or, if less, the number of Trading Days comprising the Standard Settlement Period on the Exercise Date) following the Exercise Date as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Exercise Form by wire transfer or cashier’s check drawn on a United States bank.

(c)        Cashless (Net Issue) Exercise. In lieu of paying the Exercise Price in respect of any Warrant Share(s) in cash, the Holder, at its option, may exercise this Warrant (in whole or in part) on a cashless basis by making appropriate notation on the applicable Exercise Form, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (a “Cashless Exercise”):

Where:

X	=	the number of the Warrant Shares to be issued to the Holder.

Y	=	the number of Warrant Shares with respect to which the Warrant is exercised.

A	=	the fair market value of one share of Common Stock on the Exercise Date.

B	=	the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 2(c), the “fair market value” of one share of Common Stock on the date of determination shall mean:

(i)        if the Market Price can be calculated in accordance with the definitions of “Market Price” and “Volume Weighted Average Price,” the Market Price per share of Common Stock as of the Exercise Date; and

2

(ii)        if the Market Price cannot be calculated in accordance with the definitions of “Market Price” and “Volume Weighted Average Price,” the fair market value of a share of Common Stock shall be the fair market value of a share of Common Stock as mutually determined in good faith by the Company and the Holder.

The date of determination for purposes of this Section 2(c) shall be the date the Exercise Form is delivered by the Holder to the Company.

(d)        Issuance of Warrant Shares and New Warrant. In the event of any exercise of the purchase rights represented by this Warrant in accordance with the terms hereof, the Warrant Shares issuable upon such exercise shall be delivered by the Company, (i) in the case of an exercise at a time when any of the Unrestricted Conditions is met as of the Exercise Date in respect of such Warrant Shares, by causing the Company’s designated transfer agent (“Transfer Agent”) to electronically transmit the Warrant Shares issuable upon such exercise to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (“DWAC”) system, as specified in the relevant Exercise Form, no later than the later of (x) one (1) Trading Day (or, if less, the number of Trading Days comprising the Standard Settlement Period) after the relevant Exercise Date; and, (y) in the case of a Cash Exercise, one (1) Trading Day after the date the applicable aggregate Exercise Price is received by the Company, provided that a delay in delivering the Warrant Shares in accordance with this clause (i) to the extent it is caused solely by a failure by the Holder or its designee to accept such DWAC transmission shall not be deemed a breach of this Section 2(d), or (ii) in the case of an exercise at a time when the Warrant Shares issuable upon such exercise are required to bear a restrictive legend pursuant to Section 2(f)(ii) because none of the Unrestricted Conditions is met in respect thereof, issue and dispatch by overnight courier to the address as specified in the Exercise Form, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise, within two (2) Trading Days after the relevant Exercise Date. Upon the exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, if applicable, to assure that the Transfer Agent shall transmit to the Holder in accordance with this Section 2(d) the number of Warrant Shares issuable upon such exercise. The Company warrants that no instructions other than these instructions have been given and, the Company agrees that no instructions other than these instructions will be given, to the Transfer Agent in respect of the Warrant Shares and the Company covenants and agrees that it shall cause the Warrant Shares to not contain any legend or be subject to any stop transfer or similar instruction, if any of the Unrestricted Conditions is met in respect thereof. Upon the delivery of an Exercise Form in accordance with Section 2(a), the Holder shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s or its designee’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. The Holder shall not be required to physically surrender this Warrant to the Company, except as provided in Section 2(e) in connection with a transfer of this Warrant. Execution and delivery of an Exercise Form (i) with respect to a partial exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, and (ii) in respect of an exercise of this Warrant in full, shall have the same effect as cancellation of the original Warrant.

3

The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the remaining number of Warrant Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the Warrant Share Number (and, therefore, the number of Warrant Shares available for purchase hereunder) at any given time may be less than the amount stated herein.

(e)        Transferability of Warrant. Subject to Section 2(f)(iii), this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment Form in the form attached hereto as Exhibit B. Within two (2) Trading Days of such surrender and delivery (the “Transfer Delivery Period”), the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly thereafter be cancelled. Notwithstanding anything herein to the contrary, this Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares immediately upon such assignment without having a new Warrant issued. The Company shall pay any Transfer Taxes as such term is defined in Section 5(a) (below) imposed in connection with such transfer or assignment (if any).

(f)        Restrictive Legend.

(i)        The Holder understands that until such time as the Warrant Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of the certificates for such securities) (the “Securities Law Legend”):

“THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. OR GUIDANCE, SUCH AS A SO-CALLED “4(a)(1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(ii)        The Warrant Shares (and any certificates or electronic book entries evidencing the Warrant Shares) shall not contain or be subject to (and Holder shall be entitled to

4

removal of) any legend (or stop transfer or similar instruction) restricting the transfer thereof (including the Securities Law Legend): (A) while a registration statement (including a Shelf Registration, as defined in the Registration Rights Agreement) covering the sale or resale of such Warrant Shares is effective under the Securities Act and the Holder has undertaken in writing to conduct all sales of such Warrant Shares pursuant to such registration statement or an exemption from such registration, or (B) if the Holder provides customary paperwork to the effect that it has sold, or is selling substantially contemporaneously with the delivery of such paperwork, such securities pursuant to such a registration statement or Rule 144 under the Securities Act, or (C) if such Warrant Shares are eligible for sale under Rule 144(b)(1) under the Securities Act as set forth in customary, non-affiliate paperwork provided by the Holder, or (D) if at any time on or after the date hereof the Holder certifies that it is not a Rule 144 Affiliate, and has not been a Rule 144 Affiliate for the preceding three (3) months, and that the Holder’s holding period for purposes of Rule 144 (including, for the avoidance of doubt, subsection (d)(3)(ii) thereof) is at least six (6) months, and if such holding period is less than one (1) year, the current public information requirement of Rule 144(b)(1) is then met, or (E) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Company or as set forth in a legal opinion delivered by a nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent, promptly after the Registration Effective Date, or at such other time as any of the Unrestricted Conditions has been satisfied, if the Transfer Agent requires such an opinion to effect the issuance of the Warrant Shares without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions is met at the time of issuance of the Warrant Shares then such Warrant Shares shall be issued free of all legends and stop-transfer instructions. The Company agrees that following the Registration Effective Date or at such other time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 2(f), it will, no later than the earlier of (x) one (1) Trading Day and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Holder to the Company or the Transfer Agent of the Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder or its designee the Warrant Shares free from all restrictive and other legends (or similar notations) by crediting the account of the Holder’s prime broker with DTC, through its DWAC system. For purposes hereof, “Registration Effective Date” shall mean the first date that the first Resale Shelf Registration Statement (as defined in the Registration Right Agreement) covering the Warrant Shares that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC. The Company acknowledges and agrees that, the Holder shall be deemed to have certified that it is not a Rule 144 Affiliate and has not been a Rule 144 Affiliate for the preceding three (3) months upon each delivery of an Exercise Form, unless the Holder otherwise advises the Company in writing. For purposes of Rule 144 under the Securities Act and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that this Warrant and the Warrant Shares issuable upon any exercise of this Warrant pursuant to a Cashless Exercise shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced as of [October 18, 2021]2 [January 22,

2 Insert in Warrant issued in exchange for the 2021 Exchange Shares.

5

2024]3 [June 17, 2024]4. The Holder, by acceptance hereof, acknowledges and agrees that the removal of any restrictive legends from any securities as set forth in this Section 2(f)(ii) is predicated upon the Company’s reliance that the Holder will sell such securities pursuant to either the registration requirements of the Securities Act or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold while such registration statement is effective and available for resales of such securities, in compliance with the plan of distribution set forth therein.

(iii)        The Holder, by acceptance hereof, covenants that it will not sell or otherwise transfer any Warrants or Warrant Shares except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

(g)        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. If pursuant to an exercise of this Warrant the Holder would be entitled to a fractional Common Share, then the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share of Common Stock (with 0.5 rounded up), and no cash payment will be made in lieu thereof where rounded down.

(h)        Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

(i)        No Rights of Stockholders. Except as otherwise provided herein, including in Section 4(c), the Holder, as such, shall not be entitled to vote or be otherwise deemed the holder of Common Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings.

(j)        Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained in any Section herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for Warrant Shares to the extent that after giving effect to such exercise such Holder, either alone or as a part of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) “beneficially owning” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and for purposes of Section 13 and Section 16 of the

3 Insert in Warrant issued in exchange for the 2024 Exchange Shares and the January Additional Shares.

4 Insert in Warrant issued in exchange for the June Additional Shares

6

Exchange Act) in excess of nine and ninety-nine hundredths percent (9.99%) (the “Beneficial Ownership Limitation”) of the then outstanding shares of Common Stock, provided, that the Beneficial Ownership Limitation shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-(i)1 under the Exchange Act. For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or any current report filed by the Company with the Commission subsequent thereto, in each case, filed with the SEC prior to the date hereof, (y) a more recent public announcement by the Company or (z) a written confirmation by the Company or the Transfer Agent, within two (2) Trading Days following a written request from a Holder, of the number of shares of Common Stock then outstanding. Upon the written request of the Holder, the Company shall within two (2) Trading Days confirm in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its Rule 144 Affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may from time to time increase or decrease the maximum percentage to any other percentage specified not in excess of 19.99% (the “Maximum Cap”) in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company (such sixty-first (61st) day, the “Effective Date”) provided further, that (i) the Maximum Cap shall only apply to the extent required by Nasdaq Marketplace Rule 5635(b) (“Rule 5635(b)”) and if the Maximum Cap is not required pursuant to Rule 5625(b), then, the Warrant held by the Holder shall be exercisable on or after the Ownership Limitation Increase Effective Date following the delivery of the notice up to any other percentage of outstanding shares set forth in such notice without regard to the Maximum Cap, and (ii) such Maximum Cap may not be amended or waived absent Company stockholder approval in accordance with Rule 5635(b). [Notwithstanding the foregoing, any Holder who has acquired or holds Warrants with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, shall not be permitted to increase the Ownership Limitation in excess of 9.99%.]5 For purposes of this Section 2(j), the aggregate number of Common Shares or voting securities beneficially owned by the Holder and its Rule 144 Affiliates and any other Persons whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the Common Shares issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including, without limitation, any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to th

5 To be inserted only in Warrants to be issued to affiliates of White Hat Capital Partners LP.

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limitation contained herein and is beneficially owned by the Holder or any of its Rule 144 Affiliates and other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act. This Section 2(j) shall not limit the number of Common Shares issuable upon exercise of this Warrant for purposes of determining the amount of securities or other consideration that such Holder may receive in the event of a Major Transaction or an Organic Change as contemplated in this Warrant.

(k)        Cash Damages for Failure to Timely Issue Warrant Shares. If by the earlier of (i) one (1) Trading Day and (y) the number of Trading Days comprising the Standard Settlement Period, in each case, following the delivery by the Holder to the Company or the Transfer Agent of an Exercise Form (the “Cash Damages Trigger Date”) the Company shall fail to issue and deliver a certificate to the Holder for, or, if as required by Section 2(d) hereof the Company shall fail to credit the Holder’s or its designee’s balance account with DTC with, the applicable number of Warrant Shares (in each case, free of any restrictive legend, provided that any Unrestricted Condition is satisfied), the Company shall pay additional damages to the Holder, in cash, for each thirty (30) day period after such Cash Damages Trigger Date such exercise is not timely effected in an amount equal to (prorated for any partial period) one percent (1.00%) of (the product of (I) the number of Warrant Shares not issued and delivered to the Holder (in each case, free of any restrictive legend, provided, that any Unrestricted Condition is satisfied) or its designee prior to the Cash Damages Trigger Date and to which the Holder is entitled and (II) the Volume Weighted Average Price of a share of Common Stock on the last day of the Delivery Period. In addition to any other rights or remedies available to the Holder under this Warrant, the Subscription and Exchange Agreement, the Certificate of Designations, or otherwise at law or in equity, at the written election of the Holder made in the Holder’s sole discretion, if, on or after the last day of the Delivery Period in respect of such Exercise, the Holder or its brokerage firm purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder was entitled to receive upon such exercise (such purchased shares, “Buy-In Shares”), the Company shall (1) be obligated to promptly pay to the Holder (in addition to all other available remedies that the Holder may otherwise have), 105% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for such Buy-In Shares exceeds (B) the net proceeds received by the Holder from the sale of a number of shares equal to up to the number of Warrant Shares such Holder was entitled to receive but had not received on or before the last day of such Delivery Period date, and (2) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (and refund the Exercise Price therefor, to the extent paid by Holder), or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Common Shares upon exercise of this Warrant as required pursuant to the terms hereof.

(l)        Void Exercise Form. If for any reason the Holder has not received all of the Warrant Shares (free of any restrictive legend, provided that any Unrestricted Condition is satisfied) prior to the earlier of (i) one (1) Trading Day and (y) the number of Trading Days comprising the Standard Settlement Period, in each case, following the delivery by the Holder to

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the Company or the Transfer Agent of an Exercise Form, then the Holder, upon written notice to the Company by electronic mail (a “Void Exercise Notice”), may void its Exercise Form with respect to, and retain or have returned, as the case may be, any portion of this Warrant with respect to which Warrant Shares have not been delivered pursuant to the Holder’s Exercise Form; provided, that the voiding of the Holder’s Exercise Form shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such Void Exercise Notice pursuant to this Section 2(l).

3.        Certain Representations and Agreements. The Company represents, warrants, covenants and agrees:

(a)        This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)        All Warrant Shares issuable upon the exercise of, or otherwise pursuant to, this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company, and free from all taxes, liens and charges. As of the Original Issue Date, the Company has reserved from its authorized and unissued Common Shares, exclusively for issuance upon exercise of this Warrant, and from and after the Original Issue Date the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting exercises of this Warrant, such number of Common Shares as shall from time to time be sufficient to effect the exercise of this Warrant in full for cash (without giving effect to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere); and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the exercise of this Warrant in full, the Company will use reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose, including, without limitation, calling a special meeting of stockholders and/or any other relevant corporate body to amend the Company’s charter increasing the authorized share capital of the sufficiently high to meet the Company’s obligations under this Section 3(b).

(c)        The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of the Company’s capital stock may be listed at the time of such exercise.

(d)        The Company will use its reasonable best efforts to procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the principal stock exchange on which the Common Stock is then listed or traded.

(e)        The authorization, execution, delivery and performance by the Company of this Warrant, and the consummation by the Company of the transactions contemplated hereby, including the issuance of this Warrant and the Warrant Shares do not and will not: (i) violate or result in the breach of any provision of the Certificate of Incorporation, Bylaws and Certificate of

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Designations; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (x) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any material contract, mortgage or credit agreement to which the Company or any of its Subsidiaries is a party; (y) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation; or (z) result in the creation of any liens, pledges, mortgages, security interests or other encumbrances or charges of any kind upon any assets of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a governmental authority to the Company or any of its Subsidiaries, other than liens under federal or state securities laws.

(f)        No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market in connection with the issuance of this Warrant or the Warrant Shares. The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the issuance of this Warrant (or the Warrant Shares) to the Holder or the transfer thereof, without any further action on the part of the stockholders of the Company or the Board of Directors.

(g)        No consent, approval or authorization of, or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the issuance of this Warrant and the Warrant Shares, except for those which have already been made or granted, including the approval of the listing of the Warrant Shares with the Nasdaq Stock Market.

4.        Adjustments and Other Rights. The Exercise Price and Warrant Share Number shall be subject to adjustment from time to time as follows; provided that no single event shall cause an adjustment or distribution under more than one subsection of this Section 4 so as to result in duplication.

(a)        Degressive Issuance. The Exercise Price shall be adjusted to the same extent as the Conversion Price (as defined in the Certificate of Designations) is or would be adjusted pursuant to Section 10(f)(i)(3) under the Certificate of Designations as a result of a Degressive Issuance (as defined in the Certificate of Designations), as applied mutatis mutandis to the terms hereof (and regardless of whether Certificate of Designations remains in effect).

(b)        Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall at any time or from time to time (i) pay or make a dividend or make a distribution on its Common Stock in Common Shares, (ii) split, subdivide or reclassify the outstanding Common Shares into a greater number of shares or (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares (each of the transactions described in clauses (i)-(iii), a “Stock Event”), the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of Common Shares which such Holder would have owned or been entitled to receive in respect of the Common Shares subject to this Warrant after such date had such Holder held a number of Common Shares equal to the Warrant

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Share Number immediately prior to such record date or effective date, as the case may be. In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the Warrant Share Number before the adjustment determined pursuant to the immediately preceding sentence and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence. If any Stock Event is declared or announced, but not so paid or made, the Exercise Price and the Warrant Share Number shall again be adjusted to be the Exercise Price and Warrant Share Number that would then be in effect had such Stock Event not been declared or announced.

(c)        Distributions. Notwithstanding anything to the contrary contained herein (including, for the avoidance of doubt, Section 2(j)), the Holder, as the holder of this Warrant, shall be entitled to receive, and shall be paid by the Company, any dividend paid or distribution of any kind made to the holders of Common Stock, other than a dividend or distribution resulting in an adjustment pursuant to Section 4(b), to the same extent as if the Holder had exercised this Warrant in full in a Cash Exercise (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance) and had held such Warrant Shares on the record date for such dividend or distribution (or, if there is no record date therefor, on the date of such dividend or distribution). Payments or distributions under this Section 4(c) shall be made concurrently with the dividend or distribution to holders of the Common Stock. For the avoidance of doubt, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock (the “Purchase Rights”), and such grant, issuance or sale does not result in a dividend or distribution resulting in an adjustment pursuant to Section 4(b), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise in full of this Warrant (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. For the avoidance of doubt, in the case of a dividend or distribution for which an adjustment is required to be made pursuant to Section 4(b), the Holder shall not be entitled to participate in such dividend or distribution pursuant to this Section 4(c).

(d)        Event of Default. Not later than two (2) Business Days following the occurrence of an Event of Default, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Default Notice”), which notice shall prominently indicate that it is a “Default Notice,” and make a public announcement of such Event of Default. In the event of an Event of Default, the Company shall, at the Holder’s option, exercisable by

11

written election of the Holder delivered to the Company at any time prior to the thirtieth (30th) day following the occurrence of the Event of Default (or, if later, the thirtieth (30th) day following the date of delivery to the Holder of the Default Notice in respect of such Event of Default), purchase this Warrant from the Holder by paying or delivering to the Holder an amount in cash equal to the Black Scholes Value of the unexercised portion of this Warrant. For purposes of clarification, the Holder shall not be required to exercise the Warrant or pay the Exercise Price in order to receive such Black-Scholes Value. The payment of such Black-Scholes Value will be made by wire transfer of immediately available funds within five (5) Business Days of the Holder’s election. The Beneficial Ownership Limitation and any other restriction or limitation on exercise of this Warrant shall be disregarded for purposes of the determination of the Black Scholes Value of the remaining unexercised portion of this Warrant.

(e)        Organic Change and Major Transaction.

(i)        At least thirty (30) days prior to the occurrence of any Major Transaction or Organic Change, but, in any event, within one (1) Trading Day following the (x) the date of the first public announcement by any Person of such Major Transaction or Organic Change if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction or Organic Change if such announcement is made at or after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via electronic mail and overnight courier to Holder (a “Major Transaction/Organic Change Notice”); provided, however, that, with respect to any Major Transaction or Organic Change that is not a Successor Major Transaction, the applicable deadline by which the Company must deliver the Major Transaction/Organic Change Notice shall be one (1) Trading Day following (x) the date of the first public announcement by any Person of such Major Transaction or Organic Change if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the date of the first public announcement by any Person of such Major Transaction or Organic Change if such announcement is made on or after 4:00 p.m., New York City time; and provided, further, that the Company shall make a public announcement of any Major Transaction or Organic Change no later than one (1) Trading Day after the Company first has knowledge of the occurrence thereof. Each Major Transaction/Organic Change Notice shall prominently indicate that it is a “Major Transaction/Organic Change Notice” and the subject of any email that contains or attaches a Major Transaction/Organic Change Notice shall be “Comtech – Major Transaction/Organic Change Notice.” Each Major Transaction/Organic Change Notice shall set forth the date on which the applicable Major Transaction or Organic Change has been or will be consummated or occur (or, if such date is not known, the Company’s good faith estimate of the date of such consummation or occurrence). If a Major Transaction or Organic Change shall not have been consummated or occurred within thirty (30) days following any date on which a Major Transaction/Organic Change Notice with respect thereto shall have been delivered to the Holder, then promptly following such thirtieth (30th) day, such Major Transaction/Organic Change Notice shall be re-sent in accordance with this Section 4(e)(i) (provided, that such notice shall be updated, if applicable, to reflect the Company’s good faith estimate of the date on which the Major Transaction or Organic Change will be consummated or occur as of the date such notice is re-sent). Such notices shall be sent successively after each 30-day period following delivery of a Major Transaction/Organic Change Notice that the applicable Major Transaction or Organic Change is not consummated or does not occur, unless the Company shall have publicly announced

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that such Major Transaction or Organic Change shall not occur or be consummated. Without limiting the rights and remedies of the Holder hereunder or under the Subscription and Exchange Agreement, Certificate of Designations, or otherwise at law or in equity, the failure to timely deliver or re-send any Major Transaction/Organic Change Notice or other notice pursuant to this Section 4 or to include any required information in such notice shall toll any time period hereunder for any response responding to, or taking any action following, such notice by the Holder.

(ii)        Subject to the right of the Holder to elect a Major Transaction Repurchase, in the event of a Major Transaction, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Major Transaction, at the option of the Holder (without regard to any limitation in Section 2(d) on the exercise of this Warrant or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Major Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Major Transaction (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance), assuming this Warrant were exercised for cash. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Major Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Major Transaction.

(iii)        Notwithstanding anything to the contrary contained herein and without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance, in the event of a Major Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable by written election of the Holder delivered to the Company, (A) in the case of a Successor Major Transaction, at any time during the period beginning on the date the Company first delivers (or by which it is first obligated to deliver) such Major Transaction/Organic Change Notice and ending on the later of five (5) Trading Days immediately prior to the occurrence of such Major Transaction and fifteen (15) Trading Days after such Holder’s receipt of the last Major Transaction/Organic Change Notice received by such Holder and (B) in the case of a Major Transaction other than a Successor Major Transaction, at any time beginning on the date the Company delivers (or by which it is obligated to deliver) a Major Transaction/Organic Change Notice with respect thereto for so long as this Warrant remains outstanding, purchase this Warrant from the Holder by paying or delivering to the Holder the Major Transaction Consideration (a “Major Transaction Repurchase”). For purposes of clarification, the Holder shall not be required to exercise the Warrant or pay the Exercise Price in order to receive the Major Transaction Consideration. The payment of the cash component of the Major Transaction Consideration will be made by wire transfer of immediately available funds within five (5) Business Days of the Holder’s election (or, if later, on the effective date of the Major Transaction) and the delivery of any non-cash component(s) of the Major

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Transaction Consideration shall be delivered to the Holder on substantially the same basis as a holder of Common Shares would be entitled to receive comparable consideration as a result of the Major Transaction. The Beneficial Ownership Limitation and any other restriction or limitation on exercise of this Warrant (including any such restriction or limitation resulting from an insufficient number of authorized, reserved and available shares to effect the exercise of this Warrant) shall be disregarded for purposes of the determination of the Black Scholes Value of the remaining unexercised portion of this Warrant.

(iv)        The Company shall cause any acquiring, surviving or successor entity in a Major Transaction or Organic Change in which the Company does not survive as the parent entity (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Registration Rights Agreement in accordance with the provisions hereof and thereof pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Required Holders prior to such Major Transaction or Organic Change, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant that is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to the Beneficial Ownership Limitation or any other limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized, reserved and available to effect any such exercise and issuance, and assuming this Warrant is exercised for cash) prior to such Major Transaction or Organic Change, as applicable, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Major Transaction or Organic Change and the value of such shares of capital stock, to the extent necessary to protect the Holders from any loss of value of this Warrant immediately prior to the consummation of such Major Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Organic Change or Major Transaction in which there is a Successor Entity, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the occurrence of such Organic Change or Major Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and the Successor Entity shall assume all of the obligations of the Company under this Warrant and the Registration Rights Agreement with the same effect as if the Successor Entity had been named as the Company herein and therein.

(v)        Notwithstanding anything to the contrary contained herein, the Holder may deliver an Exercise Form not less than five (5) Business Days prior to the closing of a Major Transaction or the occurrence of any other transaction or event that provides for the exercise of this Warrant (in whole or in part), that is conditioned upon, and, at the election of the Holder, shall occur concurrently with, or immediately prior to, the consummation of such Major Transaction, other transaction or event (which, in the case of an Asset Sale, may be the distribution of assets to the Company’s stockholders); provided, that delivery of such an Exercise Form shall not prohibit the Holder from exercising this Warrant in accordance with its terms during such five (5) Business Day period.

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(vi)        If, at any time while this Warrant is outstanding an Organic Change is consummated or otherwise occurs, then, upon exercise of this Warrant, the Holder shall be entitled to receive in lieu of (or in addition to, as the case may be) the Warrant Shares, the kind and amount of securities, cash or other property of the Company or the Successor Entity, as the case may be, resulting from such Organic Change, which a Holder of the Warrant Share Number (at the time of such Organic Change and, for the avoidance of doubt, without regard to the Beneficial Ownership Limitation or any other restriction or limitation on exercise) of Warrant Shares would have been entitled to receive upon consummation of such Organic Change if such Warrant Shares had been outstanding immediately prior to such Organic Change; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted (pursuant to a written agreement in form and substance reasonably satisfactory to the Required Holders) so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. If holders of Common Shares are given any choice as to the kind and/or amount of stock and/or other securities or property (including cash) to be received in an Organic Change, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Organic Change. For the avoidance of doubt, neither the provisions of this Section 4(e)(vi) nor any partial exercise of this Warrant following the occurrence of an Organic Change shall in any way limit the right of the Holder to elect a Major Transaction Repurchase.

(vii)        The Company shall not effect a Successor Major Transaction with respect to which Holder has elected to cause a repurchase of this Warrant in accordance with this Section 4(e) without first either (a) placing into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing date of the Successor Major Transaction, the relevant Major Transaction Consideration or (b) obtaining the written agreement of any Successor Entity that the payment of the Major Transaction Consideration shall be a condition precedent to consummation of such Successor Major Transaction. In the event that the Company attempts to consummate a Major Transaction without complying with this Section 4(e), the Holder shall have the right to apply for an injunction in any state or federal court sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Company (and, if applicable, the Successor Entity) shall have complied with provisions of this Section 4(e), without the necessity of showing economic loss and without any bond or other security being required.

(viii)        For the avoidance of doubt, the rights and obligations of the Company and each Holder upon the occurrence of a Major Transaction or Organic Change are conditional upon such Major Transaction or Organic Change being consummated (or actually occurring, as applicable) and in the event that a Major Transaction or Organic Change for which a Holder is given notice is not consummated (or does not occur), then upon written notice from the Company to such Holder confirming that such Major Transaction or Organic Change has not and will not be consummated (or occur), all actions taken under this Section 4(e) prior to such written notice in connection with such Major Transaction or Organic Change shall be deemed to be rescinded and null and void. In the event that such Major Transaction is being consummated pursuant to an agreement between the Company (or any Rule 144 Affiliate thereof) and any other

15

Person, the Company shall not deliver the written notice contemplated by the immediately preceding sentence unless such agreement has terminated.

(f)        Certain Repurchases of Common Shares. In case the Company effects a Pro Rata Repurchase of shares of Common Stock and the value (determined as of the time (the “Expiration Time”) such Pro Rata Repurchase expires by the Company in good faith) of the cash and other consideration paid per share of Common Stock in such Pro Rata Repurchase exceeds the Closing Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such Pro Rata Repurchase (such Closing Price, the “Pro Rata Repurchase Closing Price”), then the Exercise Price shall be reduced (but in no event increased) to the price determined by multiplying the Exercise Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase (including the shares to be repurchased or exchanged in the Pro Rata Repurchase) and (y) the Pro Rata Repurchase Closing Price, minus (ii) the aggregate value of all cash and any other consideration (determined as of the Expiration Time by the Company in good faith) paid or payable for shares purchased in such Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase, excluding the shares to be repurchased or exchanged in the Pro Rata Repurchase and (y) the Pro Rata Repurchase Closing Price. In such event, the Warrant Share Number shall be increased (but in no event decreased) to the number obtained by dividing (i) the product of (x) the Warrant Share Number before such adjustment, and (y) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(g)        Other Events. If any event of the type contemplated by the provisions of Section 4(a), 4(b), 4(d), 4(e) or 4(f) or any other provision hereof that provides for an adjustment of Exercise Price, the Warrant Share Number, or the number and class of shares of capital stock issuable upon exercise of this Warrant, but not expressly provided for by any such provision occurs, then the Company shall make an appropriate adjustment in the Exercise Price, the Warrant Share Number and/or number and class of shares of capital stock issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with such provisions; provided, that no such adjustment shall increase the Exercise Price or decrease the Warrant Share Number except as otherwise determined pursuant to the express provisions of Section 4(a) or 4(b).

(h)        Calculations. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (l/10th) of a share, as the case may be.

(i)        Notice of Adjustments. Whenever the Exercise Price or the Warrant Share Number shall be adjusted as provided in this Section 4, the Company shall as promptly as practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price and Warrant Share Number that shall be in effect after such adjustment.

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(j)        Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(k)        Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take such actions as are necessary, which may include obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable Common Shares (and any other securities, if applicable) that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

5.        Taxes; HSR.

(a)        Taxes. The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes (“Transfer Taxes”) that arise from the issuance of this Warrant and any issuance of the Warrant Shares under this Warrant.

(b)        HSR Submissions. If the Holder determines in good faith that the exercise of this Warrant is subject to notification under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), each of the Company and the Holder agrees to (i) cooperate with the other party in the other party’s preparing and making such submission and any responses to inquiries of the Federal Trade Commission (“FTC”) and/or Department of Justice (“DOJ”); and (ii) prepare and make any submission required to be filed by the Company or the Holder, as applicable, under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith. The Company shall pay, or reimburse the Holder for, the costs of any required filing fees for any submissions under the HSR Act. Where the Holder notifies the Company that, pursuant to this section, the Holder has determined that an HSR filing is required, the Company shall not issue Warrant Shares until the expiration or early termination of the applicable waiting period under the HSR Act.

6.        Dispute Resolution. In the case of a dispute between the Company and the Holder as to the determination of the Exercise Price, Market Price, Volume Weighted Average Price, Major Transaction Consideration or Major Transaction Warrant Share Number, the Company shall issue, or instruct the Transfer Agent to issue, as applicable, to the Holder the number of Warrant Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via email within two (2) Business Days of receipt or deemed receipt of the Holder’s Exercise Form or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Exercise Price, Market Price, Volume Weighted Average Price, Major Transaction Consideration or Major Transaction Warrant Share Number within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via email (A) the disputed determination of the Exercise Price, Market Price, Volume Weighted Average Price, Major Transaction Consideration or Major Transaction

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Warrant Share Number, to an independent, reputable investment banking firm selected by the Holder and subject to the approval of the Company (such consent not to be unreasonably withheld, conditioned or delayed), or (B) in the case of a dispute as to the arithmetic calculation of the Exercise Price or the arithmetic calculation of the Volume Weighted Average Price, Major Transaction Consideration or Major Transaction Warrant Share Number, to an independent registered public accounting firm selected by the Holder and, if not the Company’s auditors, subject to the approval of the Company (such consent not to be unreasonably withheld, conditioned or delayed), as the case may be. The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. Notwithstanding anything herein to the contrary, any such final determination in respect of a dispute in connection with a Major Transaction in which the Company is not the surviving parent entity, shall be made prior to the occurrence of such Major Transaction.

7.        Frustration of Purpose. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant.

8.        Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Action” means any legal, regulatory or administrative proceeding, suit, investigation, arbitration or action.

“Asset Sale” means a transaction described in clause (B) of the definition of “Major Transaction.”

“Beneficial Ownership Limitation” has the meaning specified in Section 2(j) hereof.

“Black Scholes Value” means the value of this Warrant or applicable portion thereof as determined by use of the Black-Scholes Option Pricing Model using the applicable criteria set forth on Schedule A hereto.

“Bloomberg” means Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Required Holders and the Company.

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“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close; provided, however, for clarification, bank institutions shall not be deemed to be authorized or obligated by law or executive order to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Cash Exercise” has the meaning specified in Section 2(b) hereof.

“Cashless Exercise” has the meaning specified in Section 2(c) hereof.

“Closing Price” means, for any security as of any Trading Day, the closing (last sale) price per share for such security on its Principal Market on such Trading Day (at the end of regular trading hours on such Principal Market), as reported by Bloomberg, or if no closing price per share is reported for such security by Bloomberg, the average of the last bid and last ask price (or if more than one in either case, the average of the average last bid and average last ask prices) per share for such security on such Trading Day as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If such security is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, then the Closing Price for such security will be the average of the mid-point of the last bid and last ask prices per share for such security in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group or similar organization. If the Closing Price cannot be calculated for a security on such date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value per share of such security as mutually determined in good faith by the Board of Directors of the Company and the Required Holders.

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning specified in the preamble hereof.

“Company” has the meaning specified in the preamble hereof.

“Delivery Failure” means the Company fails to deliver Warrant Shares to Holder within any applicable Delivery Period (other than due to the Beneficial Ownership Limitation).

“Delivery Period” means, in respect of each exercise of the Holder’s purchase right hereunder, the period commencing on the delivery of an Exercise Form in respect of such exercise and ending on the deadline for delivery of the applicable Warrant Shares as set forth in Section 2(d).

“DTC” has the meaning specified in Section 2(d) hereof.

“DWAC” has the meaning specified in Section 2(d) hereof.

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“Event of Default” means the occurrence of any of the following: (i) a Registration Failure occurs and remains uncured for a period of more than thirty (30) days; (ii) a Public Reporting Failure occurs and remains uncured for a period of more than thirty (30) days; (ii) a Delivery Failure occurs and remains uncured for a period of more than ten (10) Business Days; or at any time, the Company announces or states in writing that it will not honor its obligations to issue and deliver Common Shares to Holder upon exercise by Holder of this Warrant; (iii) a Legend Removal Failure occurs and remains uncured for a period of ten (10) days; (iv) a Transfer Delivery Failure occurs and remains uncured for a period of twenty (20) days; (v) the Company breaches any of its obligations under Section 4(e) hereof in respect of a Major Transaction; (vi) the Company commits any other material breach of its obligation hereunder or under the Registration Rights Agreement and such breach remains uncured for a period of more than thirty (30) days following notice of such breach; (vii) the liquidation, bankruptcy, insolvency, dissolution or winding up (or the occurrence of any analogous proceeding) of the Company; (viii) the Common Shares cease to be listed, traded or publicly quoted on the Nasdaq Global Market and are not promptly re-listed on the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the NASDAQ Global Select Market or the NASDAQ Capital Market (or, in each case, any successor thereto); or (ix) the Common Stock ceases to be registered under Section 12 of the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” has the meaning specified in Section 2(a) hereof.

“Exercise Form” has the meaning specified in Section 2(a) hereof.

“Exercise Price” means $[—]6 per share, subject to adjustment as provided herein.

“Holder” means the Person or Persons who shall from time to time own this Warrant.

“Legend Removal Failure” means the Company fails to issue this Warrant and/or Warrant Shares without a restrictive legend, or fails to remove a restrictive legend, when and as required under Section 2(f) hereof.

“Major Transaction” means any of the following events:

(A)        a consolidation, merger, exchange of shares, tender or exchange offer, recapitalization, reorganization, business combination, purchase or sale of shares or other similar event, (1) following which the holders of Common Stock, or of the voting power of voting stock, immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, business combination, sale of shares or other event either (a) no longer own a majority of the outstanding shares of Common Stock or of the shares or voting power of voting stock of the Company or (b) no longer have the ability to elect a majority of the Board of Directors of the Company, or (2) as a result of which the Common Stock shall be changed into (or the holders of the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or of another entity (other than (i) to the extent the shares of Common Stock are changed or exchanged solely to reflect

6 Insert the Conversion Price in effect on the Original Issue Date.

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a change in the Company’s jurisdiction of incorporation, (ii) any Stock Event or (iii) solely a change in par value of the Common Stock) (a “Change in Control Transaction”);

(B)        the sale, lease or transfer or other conveyance (including, for the avoidance of doubt, by way of an exclusive license), in one transaction or a series of related transactions of (i) all or substantially all of the consolidated assets of the Company (including, for the avoidance of doubt, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole) to any Person other than one or more of the Company’s wholly-owned Subsidiaries or (ii) assets of the Company (including, for the avoidance of doubt, assets of the Company and its Subsidiaries, taken as a whole) to any Person other than one or more of the Company’s wholly-owned Subsidiaries for a purchase price equal to more than 50% of the Enterprise Value (as defined below) of the Company. For purposes of this clause (B), “Enterprise Value” shall mean (I) the product of (x) the number of issued and outstanding shares of Common Stock on the date the Company first delivers (or by which it is first obligated to deliver) the Major Transaction/Organic Change Notice multiplied by (y) the Closing Price of the Common Stock on such date plus (II) the aggregate principal amount of the Company’s and its consolidated subsidiaries’ debt as shown on the latest consolidated financial statements of the Company and its subsidiaries filed with the Commission (the “Current Financial Statements”), plus (III) if applicable, the aggregate liquidation preference of each class of the Company’s outstanding preferred stock, if any, less (III) the aggregate amount of cash and cash equivalents of the Company and its consolidated subsidiaries, as shown on the Current Financial Statements;

(C) the stockholders of the Company approve any plan or proposal for the liquidation, dissolution or winding-up of the Company;

(D) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Holder or its Rule 144 Affiliates files any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the Company’s Stock representing beneficial ownership of more than 50% of the outstanding shares of Common Stock or of the shares or voting power of the Company’s voting stock; provided, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(E) the Common Stock ceases to be listed on any Eligible Market on which it is then listed and is not immediately re-listed on another Eligible Market. For the purposes of this clause (E), “Eligible Market” means the New York Stock Exchange, the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or, in each case, any successor thereto); or

(F) the Common Stock ceases to be registered under Section 12 of the Exchange Act.

“Major Transaction Consideration” means (a) the amount of cash, property and other assets and the number of securities or other property of the Successor Entity, the Company or other entity that would be issuable in the Major Transaction, in respect of a number of shares equal to the

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Major Transaction Warrant Share Number (assuming, for these purposes, that such shares had been issued and outstanding immediately prior to consummation of such Major Transaction) or (b) if none of the foregoing applies, an amount in cash equal to the Black-Scholes Value of the unexercised portion of this Warrant. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Major Transaction, then the Holder shall be given the same choice as to the Major Transaction Consideration it receives upon a Major Transaction Repurchase (without giving effect to the Beneficial Ownership Limitation or any other limitation on exercise herein, and assuming the exercise hereof for cash).

“Major Transaction Warrant Share Number” means an amount equal to the Black-Scholes Value of the unexercised portion of this Warrant determined as of the date the applicable Major Transaction is consummated or otherwise occurs, divided by the Closing Price of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then traded on the Trading Day immediately preceding the date on which the applicable Major Transaction is consummated or otherwise occurs.

“Market Price” means, with respect to a share of Common Stock or any other security, on any given day, the arithmetic average of the Volume Weighted Average Price (as defined below) of the Company’s Common Stock or such security on each of the five (5) consecutive Trading Days ending immediately prior to the Exercise Date or other date of determination (or, for the avoidance of doubt, for purposes of the determination of the Market Price in the case of an exercise of this Warrant, or any other event, occurring on a Trading Date after the end of regular trading hours on the applicable exchange or trading market, ending on such Exercise Date or other date of determination). In the event that a Stock Event is consummated during any period for which the arithmetic average of the Volume Weighted Average Prices is to be determined, the Volume Weighted Average Price for all Trading Days during such period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

“Organic Change” means any merger, consolidation, business combination, recapitalization, reorganization, reclassification, spin-off or other transaction, other than a Major Transaction, in each case, that is effected in such a way that the outstanding Common Shares are converted into, are exchanged for or become the right to receive (either directly or upon subsequent liquidation) cash, securities or other property.

“Original Issue Date” means the date this Warrant is originally issued pursuant to the Subscription and Exchange Agreement.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Principal Market” means, with respect to the Common Stock, the principal Eligible Market on which the Common Stock is listed, and with respect to any other security, the principal securities exchange or trading market for such security.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any subsidiary thereof pursuant to any tender offer or exchange offer subject to Section 13(e)

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of the Exchange Act (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act); provided, however, that, for the avoidance of doubt, “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any subsidiary thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act.

“Public Reporting Failure” means the failure of the Company to file with the Commission in a timely manner (giving effect to any extensions pursuant to Rule 12b-25 under the Exchange Act) all reports and other materials required to be filed by the Company by Section 13 or 15(d) of the Exchange Act, as applicable (provided, that the failure to file Current Reports on Form 8-K shall not be deemed a Public Reporting Failure to the extent that Rule 144 remains available for the resale of the Warrant Shares).

“Registration Failure” means the failure of the Company to use its reasonable best efforts to (A) obtain effectiveness with the SEC in respect of any Shelf Registration pursuant to the Registration Rights Agreement, or (B) keep such Shelf Registration current, effective and available for the resale of the Registrable Securities (including, as applicable, by amending or supplementing such Shelf Registration, as required pursuant to the Registration Rights Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of June 17, 2024, among the Company, and the Investors (as defined therein) from time to time signatory thereto, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Required Holders” means the Holders holding a majority in interest of the Warrants.

“Rule 144 Affiliate” means, with respect to any Person as of the applicable time of determination, that such Person is not as of such time a “person” that is an “affiliate” of the Company within the meaning of Rule 144.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Exercise Form.

“Subscription and Exchange Agreement” has the meaning specified in the preamble hereof.

“Successor Major Transaction” means a Change in Control Transaction in which the outstanding shares of Common Stock are converted into the right to receive cash, securities of another entity and/or other assets or an Asset Sale.

“Term” has the meaning specified in Section 1 hereof.

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“Trading Day” means, in respect of any security, any day on which trading of such security occurs on its Principal Market. If the Common Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Delivery Failure” means the Company has failed to deliver a Warrant within any applicable Transfer Delivery Period.

“Unrestricted Conditions” has the meaning specified in Section 2(f)(ii) hereof.

“Volume Weighted Average Price” means, with respect to a share of Common Stock or any other security as of any date, the volume weighted average sale price on the principal United States exchange or market on which the Common Stock or such security is then being traded as reported by, or based upon data reported by, Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTC Bulletin Board, the OTCQX Market, the OTCQB Market or Pink Open Market of OTC Markets Group (or, in each case, any successor to such market).

“Warrant” means this Warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(d) hereof.

“Warrant Share Number” means [_______]7, subject to adjustment as set forth herein, including reduction for each Common Share as to which this Warrant has been exercised (whether pursuant to a Cash Exercise or a Cashless Exercise) hereunder (subject to the Company’s compliance with its obligations with respect to each such exercise under Section 2 hereof).

“Warrant Shares” has the meaning set forth in the preamble.

“Warrants” means, collectively, this Warrant and each other warrant issued pursuant to the Subscription and Exchange Agreement and any Warrants issued in exchange, transfer or replacement hereof or thereof, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time.

9.        Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Warrant, unless the same consideration (other than the reimbursement of legal fees) also is ratably offered to the holders of all other Warrants.

7 Insert the quotient of (x) the aggregate Liquidation Preference of shares of Series B Preferred Stock repurchased by the Company pursuant to the exercise of the applicable Asset Sale Put Right or Asset Sale Call Right, as applicable, in connection with such Asset Sale Trigger, divided by (y) the Conversion Price as of such Optional Repurchase Date or consummation of such Asset Sale Call Right, as applicable.

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10.        Governing Law; Jurisdiction; Specific Performance. This Warrant and all matters concerning the construction, validity, enforcement and interpretation hereof or otherwise relating hereto shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. All Actions arising out of or relating to this Warrant shall be heard and determined in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 10 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Warrant shall be effective if notice is given by overnight courier at the address set forth or referred to in Section 11 of this Warrant. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Warrant in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Warrant, the Subscription and Exchange Agreement or the Certificate of Designations, and this right of specific enforcement is an integral part of the terms of this Warrant. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Warrant to enforce specifically the terms and provisions hereof. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Subscription and Exchange Agreement, and the Certificate of Designations at law or in equity (including a decree of specific performance and/or other injunctive relief).

11.        Notices. All notices, requests, claims, demands and other communications under this Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11):

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(a)        If to the Holder to the address for the notice to the Holder pursuant to the Subscription and Exchange Agreement, or at such other address or contact information delivered by the Holder to the Company in writing.

(b)        If to the Company:

Comtech Telecommunications Corp.
68 South Service Road, Suite 230

Melville, New York 11747

E-mail: don.walther@comtech.com

Attention: Don Walther

with a copy to (which copy alone shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019
E-mail: rruss@paulweiss.com
Attention: Raphael M. Russo

In connection with any exercise or assignment of this Warrant, no ink-original Exercise Form or Assignment Form, as applicable, shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form or Assignment Form be required.

12.        Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and permitted assigns (subject to Section 2(e) with respect to the Holder); provided that the Company shall not assign its obligations under this Warrant except to a Successor Entity in connection with a Successor Major Transaction as provided in Section 4(e).

13.        Modification and Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of this Warrant, or the application thereof to any Person or circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Warrant and the application of such provision to other Persons, entities or circumstances will not be affected by such invalidity or unenforceability.

14.        Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall

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refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof’ when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Warrant shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States. References to a Person are also to its successors and permitted assigns. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Warrant, the date that is the reference date in calculating such period shall be excluded (and, unless otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

15.        Withholding.

(a)        On or prior to the Original Issue Date (or in the case of any transfer, the date such transferee becomes the Holder), and thereinafter upon reasonable request or as required under applicable laws, to the extent permitted by applicable laws, the Holder shall deliver to the Company tax forms or other documentation (including any applicable Internal Revenue Service Form W-9) reasonably satisfactory to the Company to establish an exemption from, or a reduction in the rate of, U.S. federal withholding tax that may apply to any payment for dividends or any constructive dividend under Section 305(c) of the Code.

(b)        Notwithstanding anything to the contrary, any Holder that is not a “United States Person” (as defined in Section 7701(a)(30) of the Code) (a “non-U.S. Holder”) agrees that, if such Holder is deemed to have received a distribution subject to U.S. federal income tax under Section 305 of the Code as a result of an adjustment or the non-occurrence of an adjustment to the Exercise Price or Warrant Share Number, then (i) the Company may, at its option, withhold or set off (or cause to be withheld or set off) any applicable withholding taxes on behalf of such Holder against payments or deliveries under the Warrant, and (ii) if the Company pays any such withholding taxes on behalf of such Holder, then the Company may, at its option, withhold from or set off such payments against payments of cash or the delivery of the Warrant Shares or other consideration under the Warrant.

(c)        The Company shall notify, or shall cause to be notified, the applicable non-U.S. Holder of its intention to make any such withholding or deduction the Company is required to make, as determined in good faith by the Company, hereunder reasonably in advance of doing

27

so, and shall reasonably consult with the Holder regarding the amount and imposition of any such withholding or deduction and use commercially reasonable efforts to assist the Holder with claiming any exemption or reduction from such withholding or deduction allowable by applicable laws. The Company shall provide, or shall cause to be provided, a receipt or other evidence of payment of any such taxes deducted or withheld to such non-U.S. Holder within 30 days after making any deduction or withholding of such Taxes.

[Signature pages follow]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated: [_____ __, 202_].

COMTECH TELECOMMUNICATIONS CORP.

By:
Name:
Title:

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EXHIBIT A

FORM OF EXERCISE NOTICE
(To be executed by the registered holder hereof)

Reference is made to the Warrant to Purchase Common Shares of Comtech Telecommunications Corp. No. W-[_] (the “Warrant”).

The undersigned hereby irrevocably exercises the Warrant with respect to shares of common stock, par value $0.10 per share (the “Common Stock”), of Comtech Telecommunications Corp., a Delaware corporation (the “Company”).

Check the applicable box:

[_]	The undersigned is exercising the Warrant with respect to [_______] shares of Common Stock pursuant to a Cashless Exercise resulting in a delivery obligation of the Company to the Holder of [_______] shares of Common Stock, and makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of the Warrant applicable to such Cashless Exercise.
[_]	The undersigned is exercising the Warrant with respect to [__________] shares of Common Stock pursuant to a Cash Exercise. [IF APPLICABLE: The undersigned hereby encloses, or has delivered by wire transfer to an account designated by the Company, $____ as payment of the Exercise Price.]

2.       Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated:

Please issue shares of Common Stock in the following name and, if applicable, to the following address:

Issue to (print name):

Email Address:

DTC Details (if applicable):

Address for Stock Certificates (if applicable):

1

EXHIBIT B

ASSIGNMENT FORM
(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT
(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right to purchase Common Shares issuable upon exercise of the attached Warrant, and does irrevocably constitute and appoint , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

B-1

Schedule A

Black-Scholes Value

Remaining Term	Number of calendar days from date of consummation or occurrence of the Major Transaction or Event of Default until the last date on which this Warrant may be exercised.

Interest Rate	A risk-free interest rate corresponding to the US$ Treasury Yield + 0.50% for a period equal to the Remaining Term.

Cost to Borrow	0%

Volatility	If the first public announcement of the Major Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the day prior to the date of such first public announcement, obtained from the HVT or similar function on Bloomberg. If the first public announcement of the Major Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

Stock Price

Major Transaction:

The greatest of (1) the per share closing (last sale) price of the Common Shares on The Nasdaq Global Market, or, if that is not the principal trading market for the Common Shares, such principal market on which the Common Shares are traded or listed (the “Closing Market Price”) on the Trading Day immediately preceding the date on which the Major Transaction is consummated or otherwise occurs, (2) the first Closing Market Price following the first public announcement of the Major Transaction, and (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Major Transaction.

Event of Default:

The greatest of (1) the Closing Market Price on the Trading Day immediately preceding the date on which the Event of Default occurs, (2) the first Closing Market Price following the first public announcement of the Event of Default, and (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Event of Default.

B-2

Exhibit G

Form of Voting Agreement

G-1